Exhibit 4.28

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Deed of Trust

The date of which is the 30th in December of 2013

By and between:          Ellomay Capital Ltd.
52-003986-8
of 9 Rothschild Boulevard, Tel Aviv
(hereinafter: the “Company”)

Of the first part;

And:                               Hermetic Trust (1975) Ltd.
51-070519-7
of 113 Hayarkon Street, Tel-Aviv
(hereinafter: the “Trustee”)

Of the second part;

Indicating that:

Whereas:
the Company’s Board of Directors resolved on December 25, 2013 to approve the issuance of the Debentures (as hereinafter defined), the terms of which are as set forth in this Deed of Trust and which shall be offered to the public by the Prospectus (as hereinafter defined);

And whereas:
the Trustee is a company limited by shares that was incorporated in Israel in 1975 according to the Companies Ordinance, whose main object is to engage in trusts, and it meets the eligibility requirements established by law, and in particular the requirements of the Securities Law (as hereinafter defined) to be a trustee of debentures;

And whereas:
the Trustee declared that there is no hindrance according to the Securities Law or any other law barring it from entering into this Deed of Trust with the Company and that it meets all of the demands and eligibility requirements set forth in the Securities Law to serve as Trustee for the issuance of the Debentures;

And whereas:
the Company has made a request to the Trustee that he shall serve as Trustee for the holders of  the Debentures and the Trustee has agreed, all subject to and in accordance with the terms of this Deed of Trust;

Therefore it was agreed, declared and stipulated by and between the parties as follows:

1.	Preamble; Interpretation; Definitions and Entry into Force

1.1.	The preamble of this Deed of Trust and the appendixes attached to it constitute a material and inseparable part hereof.

1.2.	The division of this Deed of Trust into sections and providing titles to the sections was made for convenience and as place-holders only and they should not be used for the purpose of interpretation.

1.3.
Anything mentioned in this Deed of Trust in plural shall also refer to singular and vice versa, anything mentioned in the masculine shall also refer to the feminine and vice versa, and anything mentioned regarding a person shall also refer to a body corporate, provided that this Deed does not contain any provision otherwise whether express and/or implied and/or if the contents of the matter or its context do not require otherwise.

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1.4.
In any matter that was not mentioned in this Deed of Trust and in any case of a contradiction between the provisions of the Israeli law and this Deed of Trust, the parties shall act in accordance with the provisions of the Israeli law. In any event of a contradiction between the Deed of Trust and the provisions described in the Prospectus with respect to this Deed of Trust and the provisions of this Deed of Trust, the provisions of this Deed of Trust shall prevail.

1.5.	In this Deed of Trust the following expressions shall have the meaning written at their side:

1.5.1.
“Debentures (Series A)” or the “Debentures” or “Outstanding Debentures” or “Certificates of Undertaking”: Debentures (Series A) of the Company, registered, which will be issued according to the Prospectus, and have not been fully paid or expired or cancelled.

1.5.2.
“A Person that has a Control Relationship with the Company”: a person that controls the Company, his family member and a body corporate that is under the control of any of them and/or a subsidiary of the Company, however except for the Company itself. With respect to this definition, “Control” as defined in the Law.

1.5.3.	“Meeting” or “Debenture Holders Meeting”: a meeting of Debenture Holders, including a meeting of a class of Debenture Holders.

1.5.4.
“Deferred Debenture Holders Meeting”: a Debenture Holders Meeting that was deferred to another time than the one scheduled for opening the Meeting, as a legal quorum was not present at the end of a half hour after the time that was scheduled for the beginning of the Meeting.

1.5.5.	“Stock Exchange”: the Tel-Aviv Stock Exchange Ltd.

1.5.6.
“Collaterals”: Any pledge on assets, guarantee or any other undertakings that secure the undertakings of the Company towards the Trustee and/or the Debenture Holders whether given by the Company and/or any third party.

1.5.7.
“Immediate Report”: A report of the Company that is submitted in accordance with the provisions of the Securities Regulations (Periodical Reports and Immediate Reports of a Foreign Corporation), 5761-2001.

1.5.8.
The “Law” or the “Securities Law”: The Securities Law, 5728-1968 and the regulations according to it, as they shall be from time to time. It is clarified that as of the date of this Deed of Trust the Company reports according and is subject to the provisions of Chapter E’3 of the Law.

1.5.9.	“Nominee Company”: as defined in the Law.

1.5.10.	“Trading Day”: a day on which trade is conducted on the Stock Exchange.

1.5.11.	“Business Day”: Sundays-Thursdays, in which a majority of the banks in Israel are open for performing transactions with the public, except for official holidays and days of rest in Israel.

1.5.12.	“Magna”- the Electronic Proper Disclosure System of the Securities Authority.

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1.5.13.	Deleted.

1.5.14.	Deleted.

1.5.15.	Deleted.

1.5.16.	“Holder” or “Debenture Holder”: as this term is defined in the Securities Law.

1.5.17.	“Registrar”: Registrar of Debenture Holders as mentioned in section 28 of this Deed.

1.5.18.	“Trustee”: The First Trustee (as hereinafter defined) and/or anyone that shall serve from time to time as Trustee of the Debenture Holders according to this Deed.

1.5.19.	“First Trustee” Hermetic Trust (1975) Ltd. that shall serve as Trustee up to the date set forth in section 2.3 hereafter.

1.5.20.	“Office Holder”: as defined in the Companies Law, 5759-1999.

1.5.21.	“Principal”: the par value of the Debentures that are in circulation.

1.5.22.	“Control” as this term is defined in the Law.

1.5.23.	“This Deed” or “Deed of Trust”: This Deed of Trust including the appendixes attached to it and that constitute a material and integral part hereof.

1.5.24.	“Debenture Certificate”: The Debenture certificate the version of which is attached as Appendix 2.1 of this Deed of Trust.

1.5.25.
“Prospectus”: the prospectus of the Company that shall be published in December 2013 for issuing the Debentures and any later Prospectus according to which additional Debentures (from Series A) shall be issued.

2.	Issuing the Debentures; the Terms of Issuance; Equal Ranking

2.1.
The Company shall issue a series of Debentures (Series A) under the terms set forth in Appendix 2.1. If after the date of the first issuance of the Debentures (Series A) this same series of Debentures shall be expanded by the Company, the Holders of the Debenture (Series A) that shall be issued in the framework of the expansion of that series shall not be entitled to receive payment on account of the Principal and/or interest for these Debentures that the record date for payment thereof shall be before the date of their issuance as mentioned.

2.2.	The Company shall be entitled or required, as the case may be, to perform an early redemption of the Debentures in the event the terms set forth in section 8 of the Deed of Trust have been fulfilled.

2.3.
The Debentures shall all be set at an equal security ranking pari passu between them with respect with the Company’s undertakings according to this Deed of Trust, and without a preferred right or right of priority over one another.

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3.
Appointment of the Trustee; Commencement of Term; Period of Term ofin Service of the Trustee; Expiration of the Term of Service of the Trustee; Resignation; Dismissal; the Duties of the Trustee; the Powers of the Trustee

Appointment of Trustee

3.1.
The Company hereby appoints the Trustee as the First Trustee for the Debenture Holders by virtue of the provisions of Chapter E’1 of the Securities Law including for those entitled to payments by virtue of the Debentures that were not paid after the date for their payment arrived.

3.2.
If the Trustee shall be replaced by another Trustee, the other Trustee shall be Trustee for the Debenture Holders by virtue of Chapter E’1 of the Securities Law including for those entitles to payments by virtue of the Debentures which were not paid after the date for their payment arrived.

Commencement of Term;

3.3.	The Trust for the Debenture Holders and the duties of the Trustee according to this Deed of Trust shall come into force upon the issuance of the Debentures by the Company.

Period of Term of Service of the Trustee; Expiration of Term of Service of the Trustee, Resignation; Dismissal

3.4.
The First Trustee shall serve commencing onthe date mentioned in section 3.3 above and its term of service shall end at the time that the Debenture Holders Meeting is convened (the “First Appointment Meeting”), that the Trustee shall convene no later than 14 days after submitting the annual report regarding Trusteeship matters according to section 35H1(a) of the Law. Insofar as the First Appointment Meeting (by ordinary majority) approved the continuation of the term of service of the First Trustee, it shall continue to serve as Trustee until the end of the additional appointment period that was determined in a resolution of the First Appointment Meeting (which could be until the final repayment date of the Debentures).

Insofar as the First Appointment Meeting and/or any later Meeting determined the term in office of the Trustee, its term of service shall end with the adoption of a resolution of the Debenture Holders regarding the termination of his term of service and the appointment another Trustee in his place.

3.5.	Notwithstanding everything stipulated in section 3 the provisions of the Law shall apply to the appointment of the Trustee, his replacement, term of service, expiration, resignation and dismissal.

The Trustee’s Duties

3.6.	In addition to the provisions of the Law and without derogating from them, the duties of the Trustee shall be those mentioned in Appendix 3 of this Deed of Trust, and according to the law.

3.7.	The Trustee entering into this Deed of Trust is as an agent on behalf of the Debenture Holders.

The Trustee’s Powers

3.8.
The Trustee shall represent the Holders of the certificates of undertaking in any matter that arises from the undertakings of the issuer towards them, and it shall be entitled for this purpose to act in order to realize the rights given to the Debenture Holders according to the Law or according to this Deed.

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3.9.	The actions of the Trustee are valid notwithstanding a flaw discovered in its appointment or qualifications.

3.10.
The Trustee shall use the powers, permissions and authorities that were conferred upon him according to this Deed of Trust, according to its discretion or in accordance with the resolutions of a Meeting.

3.11.
The Trustee shall be entitled to deposit all of the deeds and the documents that indicate, represent and/or stipulate its rights with respect with the trust pertaining to his Deed of Trust, including with respect to any asset that is in its possession at that time, in a safe and/or in another place that shall be chosen and/or at any bank and/or any banking auxiliary corporation and/or lawyer and/or accountant.

3.12.
The Trustee shall be entitled in the framework of performing the Trusteeship matters according to this Deed of Trust, to order an opinion and/or the advice of any lawyer, accountant, appraiser, assessor, surveyor, broker or any other expert. The Trustee is entitled to act according to an opinion or advice that was given by such person whether the opinion and/or advice was prepared at the Trustee’s request or at the Company’s request or anyone on its behalf or for it, and the Trustee shall not be required to pay and an offset shall not be performed from any money that is due to it with respect to any loss or damage that shall occur as a result of any action and/or omission that were made by it based on such advice or opinion as aforesaid, unless it was determined in a final judgment that the Trustee acted maliciously or in negligence in respect of which the Trustee is not exempted by law as shall be from time to time. The Company undertakes to bear, including in advance, the entire reasonable cost that is involved in employing any such expert that shall be appointed by the Trustee provided that the Trustee shall give the Company an advance notice of its intention to receive an expert opinion or advice as aforementioned with details of the expert’s fees and the purpose of the opinion (and regarding providing notice of the purpose of the opinion, provided that in the Trustee’s opinion this shall not harm the rights of the Debenture Holders), and the Company did not notify the Trustee in writing, within 3 Business Days, of its objection. The Company shall not object to the appointment of an expert or agent on behalf of the Trustee other than for reasonable reasons.

Any advice and/or opinion such as this can be given, sent or received by letter, telex, facsimile and/or any other electronic means for transferring information and the Trustee may act based on them, even if it turns out afterwards that errors and/or changes occurred in them including as a result of sending them or receiving them by such means, unless the errors could have been discovered by reasonable examination.

3.13.
The Trustee shall be entitled to give its consent or approval to any motion to the court that comes according to the demand of a Debenture Holder, and the Company shall compensate the Trustee for all reasonable costs that were incurred by such motion and from actions performed as a result of it or with respect to it provided that before makink such expense as abovementioned the Trustee will update the Company regarding its intention to make such expense and will receive the Company’s approval for this unless in the opinion of the Trustee such prior update as aforementioned could harm the rights of the Debenture Holders.

3.14.	The Trustee is entitled to institute any proceeding for protecting the rights of the Debenture Holders as set forth in section 10 below.

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3.15.
The Trustee is entitled to appoint agents as set forth in section 24 of this Deed. The representing body of the Debenture Holders, insofar as will be appointed, is an agent of the Trustee from the time of its appointment.

4.	Purchasing Debentures by the Company or by a Person that has a Control Relationship with the Company

4.1.
Without derogating from the Company’s right to redeem the Debentures by early redemption as set forth in this Deed, the Company reserves the right to purchase at any time, whether on the Stock Exchange or outside of the Sock Exchange, Debentures at any price and quantity that it shall see fit, without harming the duty of repayment of the remaining outstanding Debentures. In the event of such purchase by the Company, the Company shall notify this in an Immediate Report.

The Debentures that shall be purchased by the Company shall immediately expire upon their purchase, they shall be delisted from trade on the Stock Exchange subject to the rules of the Stock Exchange, they shall be cancelled by the Company, and the Company shall not be entitled to re-issue them.

4.2.
Any person shall be entitled to purchase and/or sell Debentures at any time and from time to time, including in the event of an issuance by the Company. The Debentures that are held by a Person that has a Control Relationship with the Company shall be considered as the asset of that person, shall not be delisted from trade on the Stock Exchange and they shall be transferable as the other Debentures of the Company (subject to the provisions of the Deed of Trust and the Debenture), however as long as they are held by that person, they shall not confer upon that person the right to vote in any Debenture Holders Meeting, they shall not be taken into account for determining the existence of a legal quorum, and they shall not be included in the “balance of the par value of the outstanding Debentures” with respect to voting and the count of those present and the votes in Meetings and in class Meetings.

5.	Issuance of Debentures from New Series; Increasing a Series

5.1.
The Company shall be entitled to issue at any time, whether by an offering to the public according to a prospectus or in any other manner, and without needing the consent of the Trustee and/or the Debenture Holders or giving a notice to any of them of this, including to a Person that has a Control Relationship with the Company, debentures of other series beyond the Debenture series (the “Other Series”), under terms of redemption, interest, linkage, priority of payment in the event of liquidation and other terms, as the Company shall see fit, and whether they are preferable over the terms of the Debentures, equal to them or inferior to them, and this without derogating from the duty of repayment imposed on it, and provided that the Company shall not issue additional series of debentures which are not secured by a pledge and which have any preference at the time of liquidation in relation to the Debentures (Series A).

5.2.
The Company shall not be entitled to issue, whether by issuance to the public according to a prospectus, and whether in any other manner, additional Debentures of Series A, unless all of the terms set forth in Appendix 5.2 of this Deed have been fulfilled or after receiving the approval of the Debenture Holders Meeting.

All of the provisions of the Deed of Trust that apply to the outstanding Debentures shall apply to additional Debentures of Series A that shall be issued, as mentioned. For the removal of doubt, the Holders of additional Debenture of Series A, which shall be issued as mentioned, shall not be entitled to interest for periods of time that have passed before they were issued (it is clarified, in this respect, that in the event that additional Debentures of Series A shall be issued, after any time that entitlement has been stipulated in this Deed to the payment of interest, the interest for them shall be paid at the next payment date of interest, after the date of their issue, for the period from the date of their issue, at a relative amount from the payment of interest paid for the Debentures at that time, that is equal to the ratio between the period that passed from the time of their issue and between the original period for which the interest is paid at that time).

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5.3.
Without derogating from the right of the Company to issue additional Debentures of Series A at a different discount rate than the discount rate of the outstanding Debentures at that time and subject to the Company meeting the terms in section 5.2 above, the Company reserves for itself the right to issue additional Debentures of Series A, in the framework of increasing the Series according to section 5.2 above, at a higher discount rate than the discount rate of the outstanding Debentures at that time. In the event of such increase, the Company shall calculate the weighted discount rate for all the Debentures from the Series After increasing the Series, it shall publish in an Immediate Report the weighted discount rate for the entire series of Debentures and the members of the Stock Exchange shall deduct tax at the payment dates of the Debentures according to the weighted discount rate as mentioned an in accordance with the provisions of the law. If an approval of the tax authorities regarding such discount rates shall not be received, the Company shall notify in an Immediate Report, immediately after issuing the Debentures as a result of increasing the series, the highest discount rate that was created for the series. The members of the Stock Exchange shall deduct withholding tax at the time of repayment of the outstanding Debentures, in accordance with the discount rate that shall be reported as aforementioned. Therefore, there could be cases where the Company shall deduct withholding tax for discount fees, at a higher rate than the discount fees determined to whoever held Debentures before the series was increased. In this case, it is the responsibility of the Debenture Holder (and the Debenture Holder only) who held the Debentures before the series was increased and until their repayment who is entitled, with their payment, to a refund of tax that was deducted at source, for the over-discount,  to approach the tax authority in this matter insofar as he shall wish to receive a tax refund.

This right of the Company does not exempt the Trustee from examining the issuance as aforementioned, and this is insofar as such duty is imposed on the Trustee according to any law, and it cannot derogate from the Trustee’s rights and the rights o the Debenture Holders according to this Deed, including their right to declare the Debentures immediately payable as mentioned in section 9 hereafter or in accordance with the provisions of any law.

5.4.	The Company shall notify in an Immediate Report regarding the issuance of debentures as mentioned in this section above.

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6.	The Company’s Undertakings

The Company hereby undertakes towards the Trustee and the Debenture Holders, for as long as the Debentures were not fully paid (including the linkage differences on them), and for as long as all the undertakings towards the Debenture Holders and the Trustee were not fulfilled according to this Deed, as follows:

6.1.
To pay, at the times scheduled for this, the sums of the Principal, the interest and the linkage differences, insofar as these shall apply, which shall be paid according to the terms of the Debentures, and to fulfill all the other terms and undertakings that are imposed on it according to the terms of the Debentures and according to this Deed of Trust.

6.2.
To fulfill all of the financial terms and undertakings set forth in Appendix 6.2 to this Deed including with respect to the limitation regarding the distribution of dividends and regarding the rating of the Company.

6.3.	Deleted.

6.4.
To immediately notify the Trustee in writing of a reasonable concern of the Company that all or any of the events set forth in section 9.1 hereafter will occur or that there is a reasonable concern that the Company shall not have the ability to meet its existing and expected undertakings when the time to perform them arrives.

6.5.	To deliver to the Trustee no later than the end of 30 days after the date of this Deed of Trust, a clearing schedule for paying the Debentures (Principal and interest) in an Excel file.

6.6.
To notify the Trustee in a written notice signed by the senior Office Holder in the Company’s finances, within 4 Business Days from the date of payment, of any payment to the Debenture Holders and of the balance of the sums that the Company owes at that time to the Debenture Holders after making the aforementioned payment.

6.7.
To deliver to the Trustee annual financial statements or quarterly financial results, as the case may be, and in accordance with the requirements of the law that apply to the Company from it being a dual listed Company, at the time of their publication and in any event no later than from the time scheduled for this in the law to publish them (also in the event that the Company shall stop being a public or reporting Company then it shall report in accordance with the provisions of the Law that apply to the Company at the time of signing this Deed of Trust). Notwithstanding the forgoing, it is clarified that the quarterly financial results shall be published by the end of the following quarter.

6.8.	Deleted.

6.9.
To deliver to the Trustee notices regarding the purchase of Debentures by the Company or A Person that has A Control Relationship with the Company immediately upon the Company becoming informed of this.

6.10.
Each 31st of December of each year, and for as long as this Deed is in effect, the Company shall furnish to the Trustee a confirmation signed by the chairman of the board of directors of the Company that according to his best knowledge and in reliance on the examination that he has performed, in the period starting from the date of the Deed and/or from the date of the prior confirmation that was given to the Trustee, whichever is later, and until the date of the confirmation, the Company has not breached this Deed, including a breach of the terms of the Debenture, unless it was expressly mentioned otherwise.

6.11.	To deliver to the Trustee copies of the notices and invitations which the Company shall give to the Debenture Holders, as mentioned in section 26 hereafter.

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6.12.
To cause that a senior Office Holder in financial matters in the Company shall give, within a reasonable time, to the Trustee and/or to the people who the Trustee shall order, any explanation, document, calculation or information regarding the Company, its business and/or assets that shall be required in a reasonable manner, according to the Trustee’s discretion, for fulfilling the Trustee’s duties and for protecting the rights of the Debenture Holders.

6.13.
To manage systematic accounting books in accordance with acceptable accounting principles. To keep the books and documents that serve as proof to them (including deeds of pledge and mortgage, bills and receipts).

6.14.
To inform the Trustee, immediately upon becoming informed, of any case in which a lien shall be imposed on its assets, all or in part, and in any event that a receiver is appointed to its assets, all or in part, and to report of the means that it took in order to remove such lien or cancel the receivership.

6.15.
To summon the Trustee to all of its general meetings (whether if to annual general meetings or whether to special general meetings) of the shareholders in the Company, without granting the Trustee the right to vote in these meetings.

6.16.
To deliver to the Trustee on the 15th of each January starting from 2015, a written approval signed by the senior Office Holder in the finance field, that all of the payments to the Debenture Holders were fully paid on time, and the balance of the par value of the outstanding Debentures.

6.17.
In addition to the statements or notices which the Company is required to give according to section 35J(a) of the Law, to give the Trustee, according to his demand, an affidavit and/or declerations and/or documents and/or details and/or information, as these shall be required by the Trustee, in a reasonable manner in order to protect the rights of the Debenture Holders.

6.18.
To perform all of the actions required and/or reasonably needed and in accordance with the provisions of this Deed and any law for validating the exercise of powers, authorities and authorizations of the Trustee and/or of its delegates in accordance with the provisions of this Deed of Trust.

6.19.	To list the Debentures for trade in the Stock Exchange and to act so that the Debentures shall continue to be listed for trade on the Stock Exchange until the date of their final repayment.

6.20.
To assist the Trustee in any reasonable manner to fulfill its duties according to law and/or according to this Deed including examining the performance of the Company’s undertakings in full and on time, examining actions and/or transactions that the Company performed, insofar as this is reasonably required in order to protect the rights of the Debenture Holders.

Any report or information that shall be published by the Company in the Magna system shall be considered as a report or information or summons, as the case may be, which was given to the Trustee in accordance with the provisions of this section. Notwithstanding the aforesaid, at the request of the Trustee, the Company shall transfer a printed copy of the report or information as mentioned.

See section 18 hereafter with respect to the confidentiality undertaking that applies to the Trustee.

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7.	Not Securing the Debentures; Negative Pledge

7.1.	The Debentures are not secured by any pledge or any other collateral. The status of the Debenture Holders is the status of unsecured creditors of the Company, with all that this entails.

7.2.
Except as set forth in section 7.4 hereafter, the Company shall be entitled from time to time, to sell, pledge, lease, assign, deliver or transfer in any other manner its assets all or in part, in any manner, in favor of any third party, without the need for the Trustee’s and/or the Debenture Holders’ consent, but subject to the duties of the Company to report with respect to the aforesaid, as these are determined in the Deed of Trust or according to law.

7.3.	The Debentures issued under a certain series shall be equal in priority (pari passu) between them, without any right of preference or priority of one over the other.

7.4.
Notwithstanding the aforesaid in section 7.2 above, for as long as the Debentures (Series A) have not yet been fully repaid in any manner, including by way of a self purchase and/or early redemption, the Company undertakes not to create a floating charge on all of its assets in favor of any third party to secure any debt or undertaking and this is as opposed to a fixed charge or floating charge on a certain asset or a floating charge on a certain number of assets that the Company may create. Notwithstanding the aforesaid, the Company shall be entitled to create a floating charge on all of its assets in favor of a third party, in each one of the following cases:

7.4.1.
A receipt in advance of the consent of the Debenture Holders (Series A), which shall be adopted in the Meeting of the Debenture Holders (Series A) in which Debenture Holders (Series A) that hold themselves, or by their proxies, at least 50% of the balance of the par value of the outstanding Debentures (Series A) were present, by a majority of the Holders at least two thirds (2/3) from the balance of the par value of the Debentures (Series A) that is represented by a vote, or by a majority as aforementioned in a deferred meeting, in which the Debenture Holders that hold themselves or by their proxies at least twenty percent (20%) of this balance were present.

7.4.2.
Without the need to receive the consent of the Debenture Holders or the Trustee, and provided that together with creating the floating charge on all of its assets in favor of the third party, a floating charge shall be created on all of its assets also in favor of the Holders of Debentures (Series A) of the same priority, pari passu, which shall remain in force up to the date of removing the charge which shall be registered in favor of the third party, and this is as long as outstanding Debentures (Series A) shall exist (in other words as long as they were not fully paid or removed in any manner, including by way of a self purchase and/or early redemption).

For the removal of doubt, it is emphasized that the Company has the right, at any time (subject to the restrictions according to any law and/or any other agreement that the Company is party to), to pledge its assets, including its rights, all or in part, by any other pledge except for a floating charge on all of its assets, including, but not only, fixed pledges, including the creation of floating charges on specific assets, one or more, of the Company with respect to creating these charges (and bank accounts that can be pledged by a floating charge even without a fixed charge) and it is clarified that these fixed charges and/or floating charges shall be detracted from the applicability of a floating charge insofar as this shall be imposed according to the provisions of this sub-section above. Except for the aforesaid no restrictions shall apply to the Company in imposing all kinds of charges on its assets. It is further clarified, for the removal of doubt, that this clause cannot restrict the companies held by the Company (including subsidiaries and associated companies) from creating any charges, floating or fixed, on their assets, including on all of their assets.

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As of the date of signing this Deed, there is no floating charge in favor of a third party on all of the Company’s assets. As of the date of signing this Deed there are charges on the assets of the subsidiaries of the Company in the framework of project financing and additional pledges to Discount Bank as set forth in Item 5 of the annual report which the Company filed with the US Securities and Exchange Commission on the 25th of March 2013 and in the Company’s financial statements as at June 30, 2013 that were published on the December 26, 2013.

If and insofar as a floating charge shall be given as a security, as mentioned in section 7.4 above, the following provisions shall apply:

a)	The existence of a cause to declare the Debentures immediately payable and/or the realization of Collaterals is a preliminary condition to realizing a floating charge as mentioned.

b)
The Trustee shall be entitled to enforce a floating charge before immediate repayment has been declared for the Debentures, in accordance with section 35J1 of the Law or subject to adopting a decision of performing realizations in a resolution that shall be adopted by the Meeting of the Debenture Holders in accordance with the provisions of section 9.7 of this Deed.

c)
In enforcing the floating charge the Trustee shall make an effort so that the realization shall be performed in a manner that is expected according to the Trustee’s reasonable assessment to maximize the realization consideration from the floating charge and for this purpose the Trustee shall be entitled, subject to law, to determine the manner of enforcing this floating charge and the time when the floating charge should be enforced (hereinafter: the “Manner of Enforcing the Collaterals”).

Without derogating from any right that the Trustee has according to any law, the Trustee shall be entitled to receive instructions with respect to the Manner of Enforcing the Collaterals also by a resolution that shall be adopted in a Meeting of the Debenture Holders (Series A) in which Debenture Holders (Series A) that hold at least 50% of the balance of the par value of the outstanding Debentures (Series A) were present, themselves or by their proxies, by a majority Debenture Holders holding at least two thirds (2/3) of the balance of the par value of the Debentures (Series A) that is represented in the vote, or by such majority in a deferred meeting, in which Debenture Holders that hold at least twenty percent (20%) of this balance were present, themselves or by their proxies, and on its agenda is the giving of instructions to the Trustee regarding the Manner of Enforcing the Collaterals. The Meeting of the Debenture Holders as mentioned, shall be entitled to authorize a representing body of the Debenture Holders for advising the Trustee regarding the Manner of Enforcing the Collaterals.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

In any event in which the Company shall create a charge as mentioned in this sub-section in favor of the Debenture Holders, and this is a charge that requires registration in the Registry of Charges that is administered at the Registrar of Companies for its perfection, the charge shall be considered as legally registered only after the Company has furnished to the Trustee all the following documents:

1)
A charge document according to which the charge was registered in favor of the Trustee, bearing an original signature by the Company and stamped with an original  “received” stamp by the office of the Registrar of Companies, and bearing a date which is not later than twenty one (21) days after the signature date on the charge document;

2)
A notice of details of mortgages and pledges (form 10) signed with an original “received” stamp from the office of the Registrar of Companies, which bears a date that is not later than twenty one (21) days after creating the notice;

3)	An original pledge registration certificate from the Registrar of Companies;

4)	An extract of the pledges from the Registrar of Companies according to which this charge was registered;

5)
An affidavit of a senior Office Holder in the Company that the charge does not contradict or it is not in contradiction to the Company’s undertakings to third parties, all according to the wording that shall be acceptable to the Trustee according to his reasonable discretion;

6)
An opinion of a lawyer on behalf of the Company, inter alia, with respect to the nature of the rights of the pledging party in the pledged asset, the manner of the pledge registration, its validity, its creditor priority, its legality and it being exercisable and enforceable against the pledging party according to the law that applies in Israel, in the wording that shall be acceptable to the Trustee according to his reasonable discretion, which shall be given to the Trustee each year according to its demand.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

8.	Early Redemption

8.1.	Early Redemption Initiated by the Stock Exchange

If it is decided by the Stock Exchange to delist the Debentures (Series A) from trade as the value of the series has decreased from the sum that was determined in the Stock Exchange instructions regarding delisting from trade, the Company shall allow early redemption as mentioned of the series due to the delisting from trade of the Debentures as mentioned above, and it shall act as follows:

8.1.1.
Within 45 days after the decision of the board of directors of the Stock Exchange regarding delisting as aforementioned, the Company shall notify of an early redemption date in which the Holders of Debentures may redeem them. The notice of early redemption shall be published in an Immediate Report that shall be sent to the securities authority and to the Stock Exchange and in two daily and prevalent newspapers in Israel in the Hebrew language and it shall be given in writing to all the registered Debenture Holders.

8.1.2.
The early redemption date shall occur not before 17 days of the date of publishing the notice and no later than 45 days after this date, however not in a period between the record date for the payment of interest and its actual payment.

At the early redemption day the Company shall redeem the Debentures that the Debenture Holders requested to redeem. The redemption consideration shall not be less than the sum of the par value of the certificates of undertaking with additional interest that has accumulated until the date of actual payment, as set forth in the terms of the certificates of undertaking.

8.1.3.
The determination of an early redemption date as mentioned above cannot harm the redemption rights stipulated in the Debentures, of any of the Debenture Holders that shall not redeem them at the early redemption date as mentioned above, however the Debentures shall be delisted from trade on the Stock Exchange and will be subject, inter alia, to the tax implications arising from this.

8.1.4.
The early redemption of Debentures as mentioned above shall not confer upon any of the Holders of Debentures that shall be redeemed as mentioned the right to the payment of interest for the period after their redemption.

8.2.	Early Redemption Initiated by the Company

The Company may initiate early redemption, full or partial, of the Debentures (Series A) and this is according to its sole discretion and at any time after the Debentures (Series A) of the Company are listed for trade, and in this case the following provisions shall apply:

8.2.1.
The frequency of the early redemptions shall not exceed one redemption per quarter. With respect to this “quarter” means each of the following periods: January – March, April – June, July – September, and October- December. The minimal scope of each early redemption shall not be less than 1 million NIS. Notwithstanding the aforesaid, the Company shall be entitled to perform an early redemption at a scope which is less than 1 million NIS provided that the frequency of redemptions shall not exceed one redemption per year.

8.2.2.
Upon adoption of the resolution of the board of directors of the Company regarding the performance of an early redemption as mentioned above, the Company shall publish an Immediate Report with a copy to the Trustee no less than seventeen (17) days and no more than forty five (45) days before the early redemption date. If an early redemption is scheduled in a quarter in which payment of interest is also scheduled, or payment of partial redemption or payment of final redemption, the early redemption shall be performed at the time that was scheduled for payment as mentioned. The early redemption date shall not apply in a period between the record date for the payment of interest for the Debentures and the date of actual payment of interest. The Company shall publish, in the aforementioned Immediate Report, the sum of the Principal that shall be repaid in the early redemption and the interest that has accumulated for it until the date of the early redemption in accordance with the provisions hereafter.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Early redemption shall not be made to part of the series of Debentures if the last redemption sum shall be less than 3.2 million NIS. At the date of a partial early redemption, insofar as shall exist, the Company shall notify in an Immediate Report of: (1) The rate of the partial redemption in terms the unpaid balance; (2) The rate of the partial redemption in terms of the original series; (3) The interest rate in partial redemption of the redeemed part; (4) The interest rate that shall be paid in partial redemption calculated regarding the unpaid balance; (5) Update of the rate of the partial redemptions remaining, in terms of the original series; (6) The record date for entitlement to receive early redemption of the Principal of a Debentures that shall be twelve (12) days before the date scheduled for early redemption (it is clarified that if the record date for entitlement to receive partial redemption shall occur during a quarter during which there is the payment of current interest, the record date for entitlement to receive partial redemptions shall occur on the record date for receiving the payment of current interest that shall be paid during that quarter).

Partial early redemption shall be performed pari passu for each of the Debenture Holders according to the par value of each held Debenture.

8.2.3.
The sum that shall be paid to the Debenture Holders in the event of early redemption shall be the highest sum out of the following: (1) the market value of the balance of the outstanding Debentures, which shall be determined according to the average close price of the Debentures in the thirty (30) Trading Days prior to the date the resolution of the board of directors was adopted regarding the performance of early redemption; (2) the undertaking value of the outstanding Debentures that are subject to early redemption, in other words Principal plus interest, up to the date of the actual early redemption; (3) the balance of cash flow of the Debentures that are subject to early redemption (Principal plus interest) while discounted according to the Government Debentures Yield (as defined below) Report plus an annual interest of 1.5% calculated on a daily calculation basis based on 365 days per year. Discounting the Debentures (Series A) that are subject to early redemption shall be calculated commencing from the early redemption date up to the last redemption date that was determined with respect to the Debentures that are subject to early redemption.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

With respect to this matter: “Government Debenture Yield” means the average return (gross) for redemption, in a period of seven Business Days, that ends two Business Days prior to the date of notice of early redemption, of three series of governmental debentures whose average duration is closest to the average duration of the Debentures (Series A) at the relevant time.

The early redemption of the Debentures as mentioned above shall not confer upon a Holder of Debentures that shall be redeemed as mentioned, the right to receive interest for the period after the redemption date.

9.	Immediate Repayment

9.1.	Upon the occurrence of the causes, conditions and/or circumstances set fort below, the provisions of section 9.3.1 hereafter shall apply:

9.1.1.
A material worsening has occurred in the Company’s business as compared to its state at the issuance date, and there is a real concern that the Company will not be able to repay the Debentures on time.

9.1.2.
The Debentures were not repaid on time or another material undertaking provided in favor of the Debenture Holders was not fulfilled, however it shall be possible to declare the Debentures (Series A) immediately repayable due to this, only if the breach was not amended by the end of a period of fourteen (14) days after the date of breach.

9.1.3.
The Company did not publish a financial statement which it is required to publish according to any law or according to the provisions of this Deed, within 30 days after the last date on which it is obligated publish it. This section shall not apply in the case where the Company shall receive an extension to submit its financial statements from an qualified authority or in accordance with the provisions of this Deed, in such an event this count of days shall begin to be counted commencing from the last date set forth in the aforementioned extension.

9.1.4.	The Debentures have been delisted from trade on the Stock Exchange in accordance with the provisions of the Stock Exchange bylaws.

9.2.
Upon the occurrence of the conditions or circumstances set fort below, and provided that a resolution of the Debenture Holders Meeting has been lawfully adopted, the provisions of section 9.3.2 hereafter shall apply upon the fulfillment of the terms or circumstances set forth hereafter,:

9.2.1.
If a motion was filed for receivership or to appoint a receiver (temporary or permanent) on the Company’s assets, all or most, or if an order shall be given to appoint a temporary receiver – which was not dismissed or cancelled within forty five (45) days after they were filed or granted, respectively; or – if an order was given to appoint a permanent receiver on the Company’s assets, all or most.

Notwithstanding the aforesaid, the Company shall not be given any cure period with respect to the motions or orders that were filed or granted, respectively, by the Company or with its consent.

9.2.2.
(a) If the Company shall file a motion to issue a stay of proceedings or if such order shall be granted as mentioned or if the Company shall file a motion for settlement or arrangement with its creditors according to section 350 of the Companies Law (except for the purpose of a merger with another Company and/or a change in the Company’s structure or split that is not prohibited according to the terms of this Deed, and except for arrangements between the Company and its shareholders that are not prohibited according to the terms of this Deed, and which do not  affect on the Company’s ability to repay the Debentures) or if the Company shall propose in another manner a settlement or arrangement to its creditors, in light of the Company’s lack of ability to meet its undertakings on time; or (b) – if a motion shall be submitted according to section 350 of the Companies Law against the Company (not with its consent) which was not dismissed or cancelled within forty five (45) days after it was submitted.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

9.2.3.
If a lien shall be imposed on a Material Asset and except for assets that the finance that was received for them is without recourse to the Company (non–recourse), or if any action shall be performed of execution against any such Material Asset; and the lien was not removed, or the action was not cancelled, respectively, within 45 days after they were imposed or performed, respectively.

Notwithstanding the aforesaid, the Company shall not be given any cure period with respect to motions filed or given, respectively, by the Company or with its consent.

9.2.4.
If the Company shall cease to continue to operate and/or manage its business, as these are at the time of this Deed of Trust, and/or it shall notify of its intent to cease from continuing to operate its business as it is at the time of this Deed of Trust, and/or to manage its business. It is clarified that as long as the majority of the Company’s business is in the field of energy it shall be considered as continuing to manage its business.

9.2.5.
If the two following conditions shall occur, in the aggregate: (a) the rating of the Debentures (Series A) has decreased below ilBBB minus (or an equivalent rating by another rating company, insofar as it shall come in place of the company that rates the Debentures (Series A) at the signature date of this Deed of Trust) and (b) the ratio of the equity to the balance sheet of the Company, on a consolidated basis, shall be less than a rate of 25%.

9.2.6.
If the Company shall adopt a decision to liquidate (except for liquidation as a result of a merger with another Company as mentioned in section 9.2.16 hereafter) or if a final permanent liquidation order shall be given with respect to the Company by court or a permanent liquidator shall be appointed to it.

9.2.7.
If a temporary liquidation order shall be given by the court, or a temporary liquidator shall be appointed for the Company, or if any judicial decision of a similar nature shall be granted, and the appointment, the order or the decision as mentioned were not dismissed or cancelled within forty five (45) days after the day on which they were given or from the date the decision was granted, respectively.

Notwithstanding the aforesaid, the Company shall not be given any cure period with respect to motions or orders that were filed or given, respectively, by the Company or with its consent.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

9.2.8.
The Company ceased or notified of its intention to cease conducting its business as this shall be from time to time, and if the Company stopped or notified of its intention to stop its payments (subject to the cure periods insofar as these are included in this Deed of Trust). If the Company shall cease conducting its business as set forth in this section, the Company shall submit an Immediate Report of this.

9.2.9.	A Material Debt of the Company, or another series of the Company’s debentures, was declared immediately repayable.

9.2.10.	The Debentures have ceased to be rated and this is for a period exceeding 60 consecutive days, due to reasons and/or circumstances that are only in the Company’s control.

9.2.11.	The auditors of the Company shall write a going concern note in their report which is attached to the consolidated financial statements of the Company.

9.2.12.
Not fulfilling one or more of the financial criteria in Appendix 6.2 of this Deed of Trust at the end of the Examination Period (as defined in Appendix 6.2 of the Deed of Trust), and this non fulfillment was not cured according to its financial statements for the following calendar quarter after the Examination Period, provided that the Company was not given an extension to cure as mentioned in section 27 of the Deed of Trust or in section 17.1.1 of the Deed of Trust (in this section: the “Cure Period”) or, a waiver was not given to the Company for the breach as mentioned in section 27 of the Deed of Trust.

9.2.13.	The non fulfillment of its undertakings concerning the distribution of dividends included in Appendix 6.2 of this Deed of Trust.

9.2.14.	There is a real concern that the Company shall not meet its material undertakings towards the Debenture Holders.

9.2.15.
If the Company shall breach the terms of the Debentures or the Deed of Trust by a fundamental breach or if it will not perform any of its material undertakings within their framework, and the breach was not cured within 14 days after receiving a notice regarding the breach, during which the Company shall act to cure it or if a material representation of the representations of the Company in the Debentures or in the Deed of Trust is discovered to be incorrect and/or not complete, and in the event that this is a breach that can be cured – the breach was not cured within 14 days after receiving a notice regarding the breach, during which the Company shall act to cure it.

9.2.16.
If a Merger was performed without receiving a prior approval of the Holders of the Debentures (Series A) by an ordinary majority, unless the Company or the receiving Company declared, as the case may be, towards the Holders of the Debenture (Series A), including via the Trustee, at least ten (10) Business Days before the merger date that there is no reasonable concern that as a result of such merger the Company or the receiving company, as the case may be, would not be able to fulfill its undertakings towards the Holders of the Debentures (Series A).

With respect to this section: “Merger” means except for merger between companies that are under the Company’s control, when in this case a declaration of the Company or of the receiving company as mentioned above or a prior approval of the Debenture Holders as mentioned above shall not be required.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

9.2.17.	If the Company breached its undertaking not to create pledges as set forth in section 7.4 of this Deed.

9.2.18.
A sale was made of most of the Company’s assets; in respect to this section “sale of most of the Company’s assets” means the sale of assets owned by the Company or owned by companies that are consolidated in its financial statements during 6 consecutive months, whose value, after deducting the value of assets that were purchased by the Company or the companies which are consolidated in its financial statements during the same 6 consecutive months period, exceeds percentage rate of 50% of the total assets according its last consolidated financial statements that were published. If a sale was made of most of the Company’s assets as set forth in this section, the Company shall submit an Immediate Report of this.

9.2.19.
If the Stock Exchange suspended the trade of the Debentures, except for a suspension due to a cause of the creation of vagueness, as this cause is defined in the fourth part of the Stock Exchange bylaws, and the suspension was not cancelled within sixty (60) Trading Days.

9.2.20.
In the event the Company shall perform an expansion of the Debenture series (Series A) in a manner that the expansion of the series shall cause a reduction of the rating of the series of Debentures (Series A) or the Company not fulfilling one or more of the financial criteria as set forth in appendix 6.2 of this Deed, without the consent of the Debenture Holders (Series A) as set forth in Appendix 5.2 of this Deed.

9.2.21.	If the Company stopped or shall notify of its intention to stop its payments to the Debenture Holders.

9.2.22.	If the following three conditions have been fulfilled in the aggregate:

a)
The percentage of indirect and/or direct holdings of Shlomo Nehama, Ran Fridrich and Hemi Raphael together, or their relatives, as such term is defined in the Companies Law, or corporations under the control, as the case may be, of each of them (hereinafter together referred to as the “Controlling Shareholders”) all together, has decreased below 25% of the issued and paid up share capital of the Company;

b)
The Controlling Shareholders shall cease to be the largest shareholders in the Company and there is one shareholder that holds himself or together with others a larger quantity of shares in the Company (hereinafter: the “New Controlling Shareholder”); and/or the Controlling Shareholders shall cease to have the actual ability to appoint the largest amount of directors in the Company by themselves;

“Holding” and “Holding Securities together with Others” – as defined in the Law.

c)
As a result of the New Controlling Shareholder joining, the rating of the Debentures has decreased below the rating before the New Controlling Shareholder joined. The Company shall provide the Trustee with confirmation that the rating was not changed as a result of the New Controlling Shareholder joining in proximity to or before transferring the control.

If the conditions set forth above in this clause are fulfilled in the aggregate, the Company shall submit an Immediate Report of this.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

For the removal of doubt, it is clarified that the right to declare the Debentures immediately repayable as mentioned above and/or declaring the Debentures immediately repayable cannot derogate from any other or additional remedy that the Debenture Holders (Series A) have or that the Trustee has according to the terms of the Debentures and the provisions of this Deed or according to the law.

In this section:

“Material Asset” means: an asset whose book value exceeds 50% of the total consolidated assets of the Company according to its last consolidated financial statements that were published.

“Financial Statement” means: the last consolidated financial statements of the Company (audited or reviewed) that were published before the time of the event.

“Asset” means: an asset of the Company or an asset of a corporation which the holdings of the Company in it constitute a Material Asset of the Company.

“Material Debt” means:   a debt of 40 million NIS. It is clarified that declaring the debt for which fixed charges were placed for securing it or  a non- recourse loan immediately payable shall not shall be considered in this respect as a Material Debt.

“Debt” means: a financial debt of the Company or a financial debt of a corporation that the holdings of the Company in it constitute a Material Asset of the Company. It is clarified that a non- recourse debt, in other words a debt with no right of recourse to the Company shall not be considered as a Debt.

9.3.	Upon the occurrence of the causes, conditions and/or the circumstances:

9.3.1.
That are set forth in sections 9.1.1 – 9.1.4 above, the Trustee alone and the Debenture Holders (Series A) in a resolution of a Meeting that shall be adopted in the manner set forth in section 9.7 hereafter may declare the sum that is due to the Debenture Holders according to the terms of the Debentures immediately payable. The Trustee, insofar as according to its sole discretion it shall not materially harm the rights of the Debenture Holders, shall act to convene a Meeting of the Holders of the Debenture (Series A) on the agenda of which is declaring the Debentures immediately payable as set forth hereafter, and this before the Debentures are declared immediately payable at its initiative; and/or

9.3.2.
That are set forth in sections 9.2.1 – 9.2.22, except for sections 2.14- 9.2.15 above, the Trustee and a Debenture Holder (that holds alone or together with others 5% or more) shall be entitled to convene a Meeting of the Debenture Holders that on its agenda is a decision regarding the declaring of the entire unpaid balance of the Debentures immediately payable; and/or

9.3.3.
That are set forth in section s 9.2.14- 9.2.15 above, the Trustee and a Debenture Holder (that holds alone or together with others 5% or more) shall be entitled to convene a Meeting of the Debenture Holders that on its agenda is a decision regarding the declaring of the entire unpaid balance of the Debentures immediately payable;

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

9.4.
Upon the occurrence of any of the events in section 9.1 above the Trustee, before he uses his authority to declare immediate repayment or to realize the Collaterals, insofar created, as mentioned in the beginning of section 9.1 above, shall be entitled to convene a Meeting of the Debenture Holders and receive its instructions.

9.5.
The Trustee or the Debenture Holders shall not declare the Debentures immediately payable and they shall not realize Collaterals, insofar as created, until after they gave the Company a notice of their intention to do so at least 21 days before the date of the decision or the Meeting, as the case may be: however, the Trustee or the Debenture Holders are not obligated to give the Company a notice as mentioned, if there is a reasonable concern that delivering the notice shall harm the possibility of declaring the Debentures immediately payable or realizing the Collaterals, insofar as created.

9.6.
If a reasonable period was determined in sections 9.1- 9.2 above or in a resolution of a creditors’ meeting, as the case may be, with respect to a certain section, in which the Company is entitled to perform an action or to adopt a decision which as a result the cause for declaring immediate repayment or realization of the Collaterals, insofar as created, is dropped, the Trustees or the Debenture Holders are entitled to declare the Debentures immediately payable according to these sections only if the period that was determined as mentioned has passed and the cause was not dropped; however, the Trustee is entitled to shorten the period that was determined as mentioned if it thought that it will materially harm the rights of the Debenture Holders.

9.7.
The decision of the Debenture Holders to declare the Debenture immediately payable or to realize the Collaterals, insofar as created, shall be adopted in a Meeting of the Debenture Holders in which Holders of at least fifty percent (50%) of the balance of the par value of the Debentures (Series A) were present, by a majority of the Debenture Holders of the balance of the par value of the Debentures that is represented or by such a majority in a deferred Debenture Holders Meeting in which the Holders of at least twenty percent (20%) of the aforementioned  balance were present.

9.8.
Subject to the provisions of any law, the Trustee’s duties according to this section 9 are subject to its actual knowledge of the existence of the facts, the occasions, the circumstances and the events set forth in it.

9.9.
The sending of a notice to the Company of the declaration of immediate repayment of the Debentures can be done also by way of publishing a notice of the decision of the Meeting or the decision of the Trustee in accordance with the provisions of section 26 hereafter and it shall constitute a declaration of the Debentures immediately payable.

9.10.	In the event that a notice shall be delivered to the Company that the Debentures were declared immediately payable according to the provisions of section 9, the Company undertakes:

9.10.1.
To pay to the Debenture Holders and to the Trustee any sums due to them and/or that shall be due to them according to the terms of the Deed of Trust, whether the date of the obligation has arrived or not (‘acceleration’), and this is within 7 days after the notice date as mentioned in section 9.8 above; and

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

9.10.2.
To deliver to the Trustee, according to its reasonable request, any affidavit or declarations and/or to sign any document and/or to perform and/or to cause the performance of the actions necessary and/or required in accordance with any law for giving effect to the exercise of authorities, the powers and the permissions of the Trustee and/or his attorneys that are required in order to enforce upon the Company its undertaking as mentioned in the Deed of Trust.

9.11.
For the purposes of this section 9 – a written notice to the Company signed by the Trustee that confirms that the action required by it in the framework of its powers, is a reasonable action, shall constitute prima facie evidence of this.

9.12.
After declaring the Debentures immediately payable in accordance with the provisions of this section 9, the Trustee and/or the Debenture Holders shall be entitled to immediately take all the steps that they shall see fit to take. Inter alia, the Trustee and/or the Debenture Holders shall be entitled to enforce and to realize the Collaterals, insofar as created, (all or in part) that were given to secure the Company’s undertakings to the Debenture Holders and to the Trustee according to this Deed. The Trustee shall be entitled to act in any manner that it shall see fit and effective, including in accordance with the relevant law in the relevant territory for each Collateral and within such actionsit shall be entitled to appoint by itself and/or by the court, a trustee, receiver or manager on assets that were provided as Collateral, all or part of them and insofar as such assets were provided.

10.	Claims and Proceedings by the Trustee

10.1.
In addition to any provision in this Deed and as a right and independent authority, the Trustee is entitled, according to its discretion, and will be obligated to do so by a decision adopted in a Meeting of Debenture Holders by the majority required according to law, and without giving an additional notice to the Company, to take, all of those proceedings, including legal proceedings and motions to receive instructions as it shall see fit and subject to the provisions of any law, for enforcing the Company’s undertakings according to this Deed of Trust, realizing Collaterals, insofar as created, and/or rights of Debenture Holders and protecting their rights according to this Deed of Trust. The Trustee shall be entitled to open legal proceedings and/or others even if the Debentures were not declared immediately payable and all for realizing Collaterals, insofar as created, and/or for protecting rights of Debenture Holders and the Trustee and subject to any law. The Trustee is entitled, in accordance with its sole discretion and without the need for giving a notice, to approach the competent court and submit a motion to receive instructions in any matter stemming and/or connected to this Deed of Trust also before the Debentures shall be declared immediately payable, including for giving any order regarding the trust matters.

10.2.
Subject to the provisions of this Deed of Trust, the Trustee is entitled but not required to convene at any time a general Meeting of the Debenture Holders in order to discuss and/or to receive its instructions in any matter regarding this Deed and it is entitled to convene it again. The Company waives any claim, towards the Trustee and/or the Debenture Holders, regarding damage that could be caused and/or was caused to it due to summoning a Debenture Holders Meeting.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

10.3.
The Trustee is entitled before instituting any legal proceedings to convene a Meeting of the Debenture Holders in order for them to decide which proceedings to take in order to realize their rights according to this Deed of Trust. The Company waives any claim towards the Trustee and/or the Debenture Holders regarding damage that could be caused and/or was caused to it due to summoning the Debenture Holders Meeting.

10.4.
The Trustee is entitled, according to its sole discretion, to delay the performance of any action by it according to this Deed of Trust, for the purpose of approaching the Debenture Holders Meeting and/or the court until instructions are received from the Debenture Holders Meeting and/or instructions from the court are received how to act. Notwithstanding the aforesaid, the Trustee is not entitled to delay proceedings to declare the Debentures immediately payable which the Debenture Holders Meeting decided according to section 9 above.

11.	Order of Priority of Creditors; Dividing the Receivables

Each receivable which shall be received by the Trustee, except for its fees and the payment of any debt towards it, in any manner, including but not only as a result of declaring the Debentures immediately payable and/or as a result of proceedings that it shall institute, if it shall institute proceedings, inter alia, against the Company, shall serve for the purposes according to the order of priority of creditors as follows:

First – for the payment of any debt for the fees of the Trustee and its expenses; second – for the payment of any other debt according to undertakings to indemnify (as this term is defined according to section 25 hereafter); third – for paying the Debenture Holders that paid payments according to section 25 hereafter; fourth – for paying Debenture Holders late payment interest for delays in paying the interest and/or the Principal that are due to them according to the terms of the Debentures and subject to the provisions of linkage of the Debentures, pari passu and in a proportionate manner to the sum of the interest and/or the Principal that is delayed that is due to each of them without preference or right of priority regarding any of them; fifth – for the paying of sums of the Principal and interest to the Debenture Holders that are due to them according to the Debentures held by them pari passu and subject to the linkage terms of the Debentures, the payment date of which has not yet arrived and in a proportionate manner to the sums due to them, without any preference with respect to priority in time of issuing the Debentures by the Company or in any other manner; and sixth – the surplus, if such shall exist, the Trustee shall pay to the Company or to its substitutes.

Withholding tax shall be deducted from the payments to the Debenture Holders, insofar as there is a duty to deduct it according to any law.

12.	Authority to Demand Finance

The Debenture Holders Meeting is entitled to determine in a decision of an ordinary majority that the Company shall transfer to the Trustee a sum (or part of it) that is designed for a certain payment on account of the Principal and/or certain payment of interest for the Debentures for the finance required for matters that were determined in the Meeting as mentioned (the “Finance Sum”), and provided that such decision was adopted before the record date determining the entitlement of the Debenture Holders to receive the Principal or interest as mentioned.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

If a decision of the Meeting was adopted as mentioned above, the following provisions shall apply, unless the Company shall transfer to the Trustee, before the record date as mentioned above, a sum equal to the Finance Sum and this not out of the certain payment as mentioned above:

12.1.	The Company shall transfer to the Trustee the Finance Sum at the time determined in this Deed for paying the Principal or the interest as mentioned above.

12.2.
The amount of the certain payment as mentioned above (Principal or interest) shall be reduced by deducting the Finance Sum, and in the event of an interest payment, the rate of the certain payment shall also be reduced respectively.

12.3.
Insofar as the Company has a duty according to law or according to the Deed of Trust to pay the costs and fees for which the Finance Sum was deposited, the Finance Sum (in addition to linkage and interest that apply to the Debentures according to this Deed of Trust, from the record date for the certain payment as mentioned above and until its actual payment) shall be paid at the next date scheduled in this Deed of Trust for payment on account of the Principal and/or the interest (or at another time as shall be determined in a decision of the Meeting as mentioned above) and it shall be added to the next payment as mentioned as an integral part of it.

12.4.	The transfer of the Finance Sum to the Trustee cannot constitute an admission of the Company regarding its liability in financing the costs and fees for which the Finance Sum was deposited.

12.5.
The Company shall publish an Immediate Report before the record date regarding the changes in the terms of this Deed of Trust regarding payments on account of the Principal and/or interest that arise from the aforesaid.

The aforesaid does not release the Company from its liability to pay costs and fees as mentioned where it liable to pay them according to this Deed and/or according to the law.

13.	Authority to Delay the Division of Funds

13.1.
Notwithstanding the provisions in section 11 above, and until the earliest of the dates set forth hereafter, if the sum which shall be received as a result of instituting such proceedings mentioned above and which shall be available at any time for distribution to the Debenture Holders as mentioned in that section, shall be less than 1 million NIS at the record date for distribution (the “Distribution Threshold”) the Trustee shall not be required to distribute it and it shall be entitled to invest this sum, all or in part, in accordance with the provisions of section 16 hereafter.

13.2.
When these investments mentioned above reach, if they shall reach, with their profits, together with other funds that shall reach the Trustee for the purpose of paying them to the Debenture Holders to a sum that will be sufficient in order to pay this sum mentioned above, the Trustee shall be required to use the mentioned sums according to the order of priorities in section 11 above and to distribute this sum at the earliest time of the payment of the Principal or the interest. Notwithstanding the aforesaid, the fees to the Trustee and its expenses shall be paid out of these funds immediately upon their arrival to the Trustee and even if they are lower than the sum set forth in section 13.1 above.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

14.	Notice of Distribution and Deposit with the Trustee

14.1.
The Trustee shall notify the Debenture Holders of the date and place in which any payment shall be made out of the payments mentioned in sections 11 and 13 above, and this is by a prior notice of 14 days that shall be given in the manner set forth in section 26 hereafter.

14.2.
After the record date for entitlement for payment that was determined in the Trustee’s notice as mentioned, the Debenture Holders shall be entitled to interest for them according to the interest rate set forth in the Debentures, only on the balance of the Principal sum (if such shall exist) after deducting the sum that was paid or that was offered to them for payment as mentioned in this notice.

15.	Avoidance from Payment for a Reason that is not Dependent on the Company; Deposit with the Trustee

15.1.
Any sum that is due to a Debenture Holder and that was not actually paid for a reason that is not dependent on the Company, while the Company was willing to pay it and it was deposited with the Trustee according to the provisions of section 15.2 hereafter, shall cease to bear interest and linkage differences from the time that was determined, according to the provisions of the Deed of Trust, for its payment and the Debenture Holder shall be entitled, subject to the provisions hereafter, to that sum.

15.2.
The Company shall deposit with the Trustee, no later than 10 Business Days after the time that was scheduled for that payment, the payment sum which was not paid for a reason that is not dependent on the Company, and subject to the provisions of section 15.5 hereafter, such deposit as mentioned shall be considered as paying that payment, and in the event of payment of everything due for that Debenture, also as the redemption of the Debenture.

15.3.
The Trustee shall deposit in bank accounts in its name and to its order in trust for the Debenture Holders, the funds that shall be transferred to it as mentioned in sub- section 15.2 above, and shall invest them in investments in accordance with the provisions of section 16 hereafter. If the Trustee did so, it shall not owe to those entitled to those sums, other than the consideration received from realizing the investments, after deducting expenses, fees and mandatory payments, if existing, that are connected to that investment and to managing the trust account and after deducting its fees and expenses.

15.4.
Subject to the Trustee not transferring the sums to the Company according to section 15.5 hereafter, the Trustee shall transfer to any Debenture Holder the payment that is due to him after such deductions as mentioned in section 15.3 above, and this against presenting the proof to the entitlement for this payment, as shall be required by the Trustee to its full satisfaction.

15.5.
The Trustee shall hold the funds that shall be deposited as mentioned in section 15.3 above and it shall invest them in the aforementioned manner, until the end of one year after the final payment of the Debentures or by the date of payment of the funds to the Debenture Holders, whichever is earlier. After this time, the Trustee shall transfer to the Company the sums out of these funds, which have remained with him (including profits that have accrued from their investment) after deducting its fees, expenses and other costs that were expended in accordance with the provisions of this Deed (such as fees of service providers etc.).

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Upon the transfer of the funds from the Trustee to the Company, to the Trustee’s satisfaction, the Trustee shall be exempt from payment of such sums to the entitled Debenture Holders.

The Company shall confirm to the Trustee in writing the fact that these funds have been received in trust for these Debenture Holders, and it shall indemnify the Trustee for any claim and/or cost and/or damage of any type and kind that shall be incurred by it as a result and for transferring the sums as mentioned.

The Company’s written confirmation regarding the receipt of these funds shall release the Trustee from any liability regarding these funds.

The Company shall hold these funds in a trust account for the Debenture Holders that are entitled to these sums for an additional year after they are transferred to the Company from the Trustee. Funds that have not been demanded by the Debenture Holders from the Company at the end of two years after the final payment date of the Debentures shall serve the Company for any purpose. The aforesaid shall not derogate from the Company’s duty towards the Debenture Holders to pay the funds to which they are entitled as mentioned.

16.	Investment of Funds

The provisions hereafter shall apply to any sum that shall be received by the Trustee in the framework of its trusteeship according to the terms of this Deed of Trust and which it must invest:

16.1.
If provisions were determined in the laws of the State of Israel regarding permitted investments for a trustee, the Trustee shall invest any such sum, as it shall see fit in accordance with the provisions of the law. If such provisions were not determined in the law, the Trustee shall invest any sum as mentioned in bank(s) in its name or to its order, in bank deposits of one of the five largest banks in Israel (provided that the bank rating shall not be less than AA minus) or in investments in securities of the State of Israel, all as the Trustee shall see fit.

16.2.	For performing such investments, the Trustee is entitled to use investment experts and agents and the provisions of sections 3.12 and 24 hereafter shall apply, as the case may be.

“Investment” with respect to this section– including the replacement of certain investments with others.

The provisions above shall also apply to the Company regarding funds that shall be held by it according to section 15.5 above.

17.	Urgent Representing Body for the Debenture Holders

17.1.
The Trustee shall appoint an urgent representing body of the Debenture Holders after it receives a written request from the Company that notes that the Company has adopted a decision to appoint an urgent representing body according to the terms of this section, that details the specific purpose and authorities that such urgent representing body should be granted, with the wording of the decision and written confirmation of the Company’s attorney, that the decision to which the confirmation is attached was lawfully adopted by the Company.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

At the request of the Company as aforementioned, and without the need to convene a Meeting of the Debenture Holders, the Trustee shall appoint, according to its choice, out of the Debenture Holders, an urgent representing body which shall consist of no less than three members, subject to the advance consent of each member to serve in the urgent representing body. The Trustee shall aspire that the members of the urgent representing body shall be at least the three largest Debenture Holders in the series, as these shall be to the best knowledge of the Trustee or the Company at the time of appointing the representing body. In the event that one of the Debenture Holders to which the Trustee shall turn shall not be interested to serve in the urgent representing body the Trustee shall appoint the next largest Debenture Holder in line and so on and so forth. At any time, the Trustee is entitled, according to its discretion for reasonable reasons, to transfer to a member of the urgent representing body from its position and to appoint additional members to the urgent representing body.

A Debenture Holder that is a Person with a Control Relationship with the Company or that has a material conflict of interests due to the existence of any additional material matter that contradicts a matter that arises from serving on the representing body and from holding the Debentures (in this section only: “Conflicting Interest”), shall not serve on the urgent representing body. Each representative in the urgent representing body shall deliver to the Trustee, as a condition to its appointment, a declaration of the candidate that it has no Conflicting Interest. The Trustee shall rely on the declarations of the candidates only and shall not be required to perform independent investigations regarding the existence of a Conflicting Interest. If the consent of at least three Debenture Holders to serve on the urgent representing body was not received, an urgent representing body shall not be appointed.

The appointment of an urgent representing body according to this section shall be valid until the opening of the first Debenture Holders Meeting after the appointment.

The authorities of the urgent representing body shall be only the following:

17.1.1.	A one- time extension for fulfilling one or more of the financial criteria during a period that shall not exceed 3 months regarding each such extension;

17.1.2.	A one-time deferral of one or more of the dates appointed for the performance of any undertaking of the Company, for a period that shall not exceed three months regarding any such deferral.

Each member of the urgent representing body shall have one vote. Decisions of the urgent representing body shall be adopted by a majority of votes.

The appointment of an urgent representing body or the decision of the urgent representing body not to give the Company an extension or deferral as mentioned above, do not prevent the Company or the Trustee from convening a Meeting of the Debenture Holders when on its agenda is the approval of the Company’s request for an waiver or deferral as mentioned above.

The Company shall inform the Debenture Holders immediately upon appointing the urgent representing body as mentioned, regarding the appointment of the urgent representing body, the identity of its members and its authorities.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Subject to any law, the decision of the urgent representing body regarding granting a deferral or extension as mentioned in this section, shall bind the Debenture Holders. If the urgent representing body decided not to give the Company a deferral or extension as mentioned in this section above, the Trustee shall be obligated to convene a Meeting of the Debenture Holders to be convened no later than seven (7) days after it is summoned, and the possibility of granting such extension shall be on its agenda as mentioned. The appointment of the urgent representing body cannot derogate from the duties of the Trustee or from its powers according to the law that applies and this Deed of Trust.

18.	Confidentiality

18.1.
Subject to the provisions of any law and to the provision in this section hereafter, the Trustee undertakes, by signing this Deed, to keep confidential any information that was given to it from the Company, not to disclose it to another and not to make any use of it, unless its disclosure or the use of it is required for fulfilling its duties according to the Law, according to the Deed of Trust, or according to a court order or according to the instructions of a legally authorized authority.

18.2.
Transferring information to the Debenture Holders, including by publishing it publicly, for the purpose of adopting a decision regarding their rights according to the Debenture or for providing a report of the Company’s situation does not constitute a breach of the confidentiality undertaking as mentioned, all after advance coordination with the Company, and in any event only the necessary information for adopting such decision will be provided, to the extent provided.

18.3.
This confidentiality undertaking shall not apply to any part of the information, that is in the public domain (except for information that became public domain for a breach of this confidentiality undertaking) or that was received by the Trustee not from the Company – starting from the date its receipt.

18.4.
All the conversations and discussions in the parts of the Meetings that are conducted without the Company or in the Meetings conducted without the Company, insofar as the absence of the Company is required by the Trustee, are confidential, and the Company and/or anyone on its behalf including any Office Holder in it shall not require the disclosure of this information.

19.	Other Agreements

Subject to the provisions of the Law and the restrictions imposed on the Trustee in the Law the fulfillment of the Trustee’s duties according to this Deed of Trust, or its status as Trustee, shall not prevent it from entering into different contracts with the Company or from performing transactions with it in the ordinary course of its business.

20.	Reporting by the Trustee

20.1.
The Trustee shall make each year, at the time determined for this in the Law and in absence of a schedule time within 40 days after the end of each twelve months from the date of this Deed of Trust, an annual report of the trust matters (the “Annual Report”) and it shall submit it to the Securities Authority and to the Stock Exchange.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

20.2.
The Annual Report shall include details that shall be determined from time to time in the Law. Submitting the Annual Report to the Securities Authority and to the Stock Exchange, is as furnishing the Annual Report to the Company and to the Debenture Holders.

20.3.
The Trustee must submit a report regarding the actions that it performed according to the provisions of chapter E’1 of the Law, according to a reasonable demand of the Debenture Holders that hold at least ten percent (10%) of the balance of the par value of the Debentures of that series, within a reasonable time of the demand, all subject to the confidentiality obligation of the Trustee towards the Company as set forth in section 35J(d) of the Law.

20.4.	The Trustee shall update the Company before a report according to section 35H1(a) through (c) of the Law.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

21.	Fees and Covering the Trustee’s Expenses

21.1.
The Trustee shall be entitled to payments of its fees and expenses in connection with fulfilling its duties, in accordance with the provisions in Appendix 21 which is attached to this Deed of Trust. If a Trustee has been appointed in place of the Trustee whose term of service has ended according to sections 35B(a1) or section 35N(d) of the Securities Law, the Holders of certificates of undertaking (Series A) shall pay the difference by which the Trustee’s fees who was appointed as mentioned exceed the fee that was paid to the Trustee in place of whom it was appointed if such difference is unreasonable and the provisions of the relevant law at the date of replacement shall apply.

21.2.
The Debenture Holders (Series A) shall participate in financing the Trustee’s fees and the refund of its expenses in accordance with the provisions of the indemnification clause in section 25 of the Deed of Trust.

22.	Constant Safety Cushion for Covering the Company’s Undertakings of Indemnity and to Deposit Finance Cushions

Insofar as regulations shall be enacted and section 35E1(b) of the Law shall come into force, in addition to the Company’s undertakings to indemnify the Trustee according to section 25 hereafter but in substitution of the Company’s undertaking to deposit the ‘safety cushion’ according to section 25 hereafter, and the Company and the Trustee shall act in accordance with the provisions of section 35E1(b) of the Law and the regulations promulgated thereunder. Insofar as the regulations that shall be enacted by virtue of section 35E1(b) of the Law shall not require imposing a pledge on the account in which the safety cushion shall be deposited and the Trustee shall demand the imposition of such pledge, the Company shall not refuse to impose a pledge unless this is for reasonable reasons.

23.	Liability

23.1.	The liability of the Trustee shall be according to law.

23.2.	For the removal of doubt it is hereby clarified that:

23.2.1.	The Trustee has no duty to examine, and in actual fact the Trustee has not examined, the financial situation of the Company and this is not included among its duties.

23.2.2.
The Trustee did not make any financial, accounting or legal due diligence examination of the Company’s business situation or of the companies held by the Company or by a person that holds the Company’s shares and this is not among its duties.

23.2.3.
The Trustee has not given its opinion expressly or impliedly regarding the Company’s ability to meet its undertakings towards the Debenture Holders, nor by the fact that it entered into this Deed of Trust, nor by its consent to serve as Trustee of the Debenture Holders.

23.2.4.	The Trustee’s signature on this Deed of Trust is not an opinion of it regarding the nature of the offered Debentures or that it is worthwhile investing in them.

23.3.
The Trustee shall not be required to notify any party of the signature of this Deed. The Trustee shall not get involved in any manner in the management of the Company’s business or its affairs and this is not included in its duties.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

23.4.
Subject to the provisions of any law, the Trustee is not required to act in a manner that is not expressly set forth in this Deed of Trust, so that any information, including with respect to the Company and/or with respect to the Company’s ability to meet its undertakings to the Debenture Holders will be brought to its knowledge and this is not one of its duties.

23.5.
The Trustee is entitled to rely on the presumption as mentioned in section 28 hereafter, and to rely on the correctness of the identity of a non registered Debenture Holder of the Debentures as this shall be given to the Trustee by a person whose name is registered as authorized by power of attorney, that a Nominee Company issued, insofar as the identity of the Debenture Holder was not registered in the power of attorney.

23.6.
The Trustee is entitled to rely within the framework of its trusteeship on any written document including, written instruction, notice, request, consent or approval, which appears to be signed or issued by any person or body, which the Trustee believes in good faith that it was signed or issued by him.

24.	The Authority of the Trustee to Employ Agents

The Trustee shall be entitled to appoint agent(s) that will act in its place, whether attorneys or others, in order to do or participate in the performance of special actions that must be performed with respect to the trust and without derogating from the generality of the aforesaid instituting legal proceedings. The Trustee shall also be entitled to pay at the expense of the Company the reasonable fees of any such agent including by way of offsetting sums that reached its hands, and the Company shall transfer to the Trustee immediately upon its first demand any such reasonable cost.

The Trustee shall give the Company a prior notice regarding the appointment of agent(s) only insofar as according to the Trustee’s opinion an advance notice as mentioned will not cause harm to the rights of the Debenture Holders.

It is clarified that the Company’s obligation to pay payments or refund costs with respect to appointing agents is subject to the terms set forth in the first paragraph of section 3.12 above.

25.	Indemnification

25.1.
The Company and the Debenture Holders (at the relevant record date as mentioned in section 25.5 hereafter, each for its undertaking as mentioned in section 25.3 hereafter) hereby undertake to indemnify the Trustee, each Office Holder in it, its employees, shareholders, agents and experts that the Trustee shall appoint (“Those Entitled to Indemnification”) as follows:

25.1.1.
For any expense and/or damage and/or payment and/or financial obligation, including according to a judgment, an arbitration judgment (in respect to which a stay of execution was not granted) or according to a settlement (and the Company’s consent to the settlement has been given) the causes of which are connected to an act or omission that Those Entitled to Indemnification performed or which they must perform by virtue of the provisions of this Deed, and/or according to the law and/or a instruction of an authorized authority and/or according to the demand of Debenture Holders and/or according to the Company’ demand; and

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

25.1.2.
For wages due to Those Entitled to Indemnification and reasonable costs that they expended and/or that they are about to expend in respect to performing an act or omission as mentioned above and/or with respect to using the authorities and powers according to this Deed, including with respect to all kinds of legal proceedings, opinions of lawyers and other experts, negotiations, discussions, expenses, travel costs and other costs, and provided that they shall be reasonable, claims and demands regarding any matter and/or thing that were made and/or not made in any manner with respect to the aforesaid.

And all provided that:

25.1.3.	Those Entitled to Indemnification shall not demand indemnification in advance in a matter that cannot be delayed;

25.1.4.
Regarding an act or omission for which the indemnification is requested it was not determined in a final judicial decision that Those Entitled to Indemnification acted: maliciously, negligently in respect to which there is no exemption according to the law, not in good faith or not in the framework of fulfilling their duties;

25.1.5.
The Trustee has informed the Company in writing, immediately after it has become informed, regarding any claim and/or demand as mentioned, and allowed the Company to manage the proceedings, unless these proceedings are managed by the insurance company of the Trustee or if the Company is in conflict of interest according to the reasonable discretion of the Trustee.

The undertaking to indemnify according to section 25.1 shall be referred to as the “Indemnification Undertaking”.

Even in the event that it shall be claimed against Those Entitled to Indemnification that they are not entitled to indemnification for any reason, they shall be entitled to indemnification immediately upon their first demand for the payment of the sum that is due to them for the “Indemnification Undertaking”. In the event that it shall be determined in a final judicial decision that Those Entitled to Indemnification do not have the right to be indemnified, Those Entitled to Indemnification shall return the sums of the Indemnification Undertaking that were paid to them.

25.2.
Without derogating from the validity of the “Indemnification Undertaking” in section 25.1 above, as long as the Trustee shall be required according to the terms of the Deed of Trust and/or according to Law and/or instruction of an authorized authority and/or any law and/or according to the demand of Debenture Holders and/or the Company’s demand, to perform any action, including but not only instituting proceedings or submitting claims according to the demand of Debenture Holders, as mentioned in this Deed, and insofar as the Trustee shall be of the opinion, according to its sole discretion, that the deposit funds (as this term is defined in section 35E1(b) of the Law) which the Company transferred are not sufficient and/or that the Law does not permit use of the deposit funds for the purposes necessary as mentioned, the Trustee shall be entitled to refrain from taking any such action, until it receives a money deposit to its satisfaction for covering the Indemnification Undertaking (the “Finance Deposit”) in first preference from the Company, and in the case that the Company shall not deposit the Finance Deposit at the time it was required to do so by the Trustee, the Trustee shall approach the Debenture Holders that held at the record date (as mentioned in section 25.5 hereafter) to request that they deposit with it the sum of the Finance Deposit, each according to its Relative Share (as this term is defined hereafter). In the event that the Debenture Holders will not deposit the entire Finance Deposit the Trustee will not have the obligation to take any action or relevant proceedings. The aforesaid cannot exempt the Trustee from taking any urgent action required to prevent adverse material harm to the rights of the Debenture Holders.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

The Trustee is authorized to determine the sum of the Finance Deposit and it shall be entitled to increase it and to act in order to create an additional Finance Deposit as mentioned, from time to time, in an amount that shall be determined by it as long as there is a reasonable need for this.

25.3.	The Indemnification Undertaking:

25.3.1.
Shall apply to the Company in any event of (1). Actions that were preformed and/or required to be performed according to the terms of the Deed of Trust including for protection the rights of the Debenture Holders (including due to the demand of a Debenture Holder that is needed for such protection); and (2). Actions that were performed and/or required to be performed according to the Company’s demand.

25.3.2.
Shall apply to the Debenture Holders that held at the record date (as mentioned in section 25.5 hereafter) in any event of (1). an event that is not within the scope of section 25.3.1; and (2). the non- payment by the Company of the indemnification sum that applies to it according to section 25.3.1 above (without derogating from the provisions of section 25.6 hereafter).

25.4.
In any event that: (a). the Company does not pay the sums required for covering the Indemnification Undertaking and/or shall not deposit the sum of the Finance Deposit as the case may be; and/or (b). the indemnification duty applies to the Debenture Holders by virtue of the provisions of section 25.3.2 above and/or the Debenture Holders were called to deposit the sum of the Finance Deposit according to section 25.2 above, the following provisions shall apply:

25.4.1.
Insofar as sums are deposited in the safety cushion that shall be deposited in accordance with the provisions of section 35E1(b) of the Law and the regulations that shall be enacted by its virtue, the Trustee shall use the money deposited in it;

25.4.2.
Insofar as the sum deposited in the safety cushion as set forth above is not sufficient for indemnification as mentioned or that there is a restriction on the Trustee regarding the use of it, the money shall be collected in the following manner:

a)	First – out of the money (interest and/or Principal) which the Company must pay to the Debenture Holders after the date of the required action, and the provisions of section 11 above shall apply;

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

b)
Second – insofar as according to the Trustee’s opinion the sums deposited in the Finance Deposit shall not be enough to cover the Indemnification Undertaking, the Debenture Holders that shall hold Debentures at the record date (as mentioned in section 25.5 hereafter) shall deposit the missing sum, each one in accordance with its Relative Share (as such term is defined) with the Trustee. The sum that each Debenture Holder shall deposit shall bear annual interest at a rate equal to the interest determined for the Debentures and it shall be paid with preference as mentioned in section 25.7 hereafter.

The “Relative Share” means: the relative share of the Debentures which the Debenture Holder held at the relevant record date as mentioned in section 25.5 hereafter of the total par value of the outstanding Debentures at that time (after deducting the Debentures held by a Person that has a Control Relationship with the Company). It is clarified that the calculation of the relative share shall remain fixed even if after that time a change shall occur in the par value of the Debentures held by the Debenture Holder.

25.5.	The record date for determining the Debenture Holder’s obligation in the Indemnification Undertaking and/or in the payment of the Finance Deposit is as follows:

25.5.1.
In any event that the Indemnification Undertaking and/or payment of the Finance Deposit are required due to a decision or urgent action required for preventing adverse material harm to the rights of the Debenture Holders and this is without an advance decision of the Debenture Holders Meeting – the record date of the obligation shall be the end of the Trading Day of the date the action was taken or the decision was made, and if this day is not a Trading Day, the Trading Day prior to it.

25.5.2.
In any event that the Indemnification Undertaking and/or payment of the Finance Deposit is required according to a decision of the Meeting of the Debenture Holders – the record date for the obligation shall be the record date for participating in the Meeting (as this date was determined in the summons notice) and it shall also apply to a Debenture Holder that was not present or that did not participate in the Meeting.

25.5.3.	In any other case or in the case of disputes regarding the record date – the record date shall be as determined by the Trustee according to its absolute discretion.

25.6.	The payment by the Debenture Holders instead of the Company of any sum that is imposed on the Company according to this section 25 cannot release the Company from its obligation to pay such payment.

25.7.	The refund to the Debenture Holders that paid payments according to this section shall be made according to the order of preference set forth in section 11 above.

26.	Notices

26.1.	Any notice on behalf of the Company and/or the Trustee to the Debenture Holders shall be given as follows:

26.1.1.
In cases in which the provisions of the law require this or according to a decision of the Trustee by reporting to the Magna system of the Securities Authority (the Trustee may order the Company and the Company shall be required to immediately report to the Magna system on behalf of the name of the Trustee any statement according to its form as it shall be transferred in writing by the Trustee to the Company);

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

26.1.2.
In the cases set forth hereafter only in addition by way of publishing a notice that shall be published in two daily newspapers that are widely distributed, that are published in Israel in the Hebrew language: (a). An arrangement or settlement according to section 350 of the Companies Law, 5759- 1999; (b). Merger.

26.1.3.
Any notice that shall be published or sent as mentioned above, shall be considered as if it was delivered to the Debenture Holder on the date of its publication as mentioned (in the Magna system or in the press, respectively).

26.1.4.
In the event that the Company shall cease to report in accordance with the law, in cases in which there are provisions of the law that require this, or according to the decision of the Trustee, by sending a notice by registered mail to each registered Debenture Holder according to his last address registered in the Debenture Holders registry (in the event of joint Holders – to the joint Debenture Holder whose name appears first in the registry). Any notice that shall be sent as mentioned shall be considered as if it was delivered to the Debenture Holders 3 business days after it was delivered in the mail.

26.2.
Any notice or demand on behalf of the Trustee or Debenture Holder to the Company may be given by a letter that shall be sent by registered mail to their address, or by transmitting it by fax or in writing by a messenger or by electronic mail and any notice or demand such as this shall be considered as if it was received by the Company or other addressee:

26.2.1.	In the event of sending by registered mail – 3 Business Days after it was delivered in the mail.

26.2.2.	In the event of transmitting it by facsimile (with additional telephone confirmation that it was received) – at the time of the telephone confirmation.

26.2.3.
In the event of transmitting it by electronic mail – at the time of receiving confirmation by electronic mail that it was read or at the time that it was confirmed by telephone that it was received (if confirmation was performed), whichever is earlier of the two.

26.2.4.
In the event that it was sent by a messenger – at the time of its delivery by messenger to the addressee or in the event that the addressee refrained from accepting it during the messenger’s proposal to the addressee to accept it.

26.3.	Any notice or demand to the Trustee shall be given in one of the ways set forth in section 26.2 above.

27.	Waiver; Settlement; Changes in the Terms of the Deed of Trust, Debentures

27.1.
Subject to the provisions of the Law and the regulations that were promulgated and/or that shall be promulgated by its virtue, the Trustee shall be entitled from time to time and at any time, to waive any technical breach or the non fulfillment of the terms of this Deed by the Company if it was convinced that this is for the benefit of the Debenture Holders or where the change does not harm the Debenture Holders. The provisions of this section shall not apply to the change of the identity of the Trustee or its remuneration in this eed, for appointing a Trustee in place of the Trustee whose term has ended. The Trustee shall not be entitled to waive with respect to the times of the payments according to the Debentures, the interest rate, the causes for declaring Debentures immediately payable, financial criteria or with respect to changing the interest in the event a decrease in the rating of the Debentures .

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27.2.	The terms of the Deed of Trust and/or the Debentures may be changed in the event of one of the following:

27.2.1.
The Trustee was convinced that the change does not harm the Debenture Holders. The provisions of this section shall not apply with respect to a change in the identity of the Trustee or its remuneration in this Deed, for appointing a Trustee in place of the Trustee whose term has ended; the Trustee shall be entitled to approve technical changes only. The Trustee shall not be permitted to change the Deed of Trust with respect to the payment times according to the Debentures, the interest rates, the causes for declaring the Debentures immediately payable, the financial criteria or with respect to changing the interest in the event a decrease in the rating of the Debentures.

27.2.2.
The Debenture Holders have agreed to the proposed change in a decision that was adopted in the Meeting of the Debenture Holders, in which Debenture Holders holding at least 50% of the balance of the par value of the outstanding Debentures were present, themselves or their attorneys, by a majority of the holders of at least two thirds (2/3) of the remainder of the par value of the Debentures represented at the vote, or by such majority in a deferred Meeting, in which Debenture Holders holding, themselves or by their attorneys, at least twenty percent (20%) of this balance were present.

27.3.	The Company shall report by Immediate Report of any change, or waiver as mentioned above, as soon as possible after it was made.

28.	Registry of Debenture Holders

28.1.	The Company shall administer a registry of Debenture Holders that shall be open to the review of any person in accordance with the provisions of the Law.

29.	Meetings of the Debenture Holders

Convening a Meeting of the Debenture Holders, the manner of conducting it and different terms regarding it, shall be in accordance with the second addendum.

30.	Applicability of the Law

The Deed of Trust and its appendixes, including the Debentures certificate, are subject to the provisions of the Israeli law. The parties shall act in accordance with the provisions of the Israeli law in any matter that was not mentioned in this Deed, and in any event of a conflict between the provisions of the law and this Deed.

31.	Exclusive Authority

The only court that shall be competent to hear matters connected to the Deed of Trust and its appendixes shall be the competent court in Tel Aviv – Jaffa.

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32.	General

Without derogating from the other provisions of this Deed of Trust, and of the Debentures, any waiver, extension, discount, silence, avoidance from action (“waiver”) by the Trustee concerning the non performance or partial performance or incorrect performance of any undertaking towards the Trustee or towards the Debenture Holders according to this Deed and the Debenture, shall not be considered as a waiver by the Trustee of any right, but rather as a consent limited to this certain waiver and it shall apply on with respect to the specific time in which it was given and it shall not apply to other times or to other waivers.

Without derogating from the other provisions of this Deed of Trust and the Debenture, any reduction of undertakings towards the Trustee, that were set forth in this Deed or that were made according to it, requires receiving the Trustee’s consent in advance and in writing and no other consent shall be valid, whether verbal or by conduct regarding such reduction.

The Trustee’s rights according to this agreement are independent from each other and they are in addition to any right that currently exists and/or that the Trustee shall have according to law and/or other agreement.

33.	Addresses

The parties’ addresses shall be as set forth in the preamble of this Deed, or any other address in respect to which a notice shall be given according to section 26 above, to the other party. The addresses of the Debenture Holders shall be as mentioned in the registry or as shall be delivered by them by notice according to section 26 above.

34.	Authorization to Magna

In accordance with the provisions of the Securities Regulations (Signature and Electronic Reporting), 5763- 2003, the Trustee hereby authorizes the party authorized for this on behalf of the Company, to electronically report to the Securities Authority of this Deed of Trust.

[signature on a separate page]

And in witness whereof the parties have signed:

/s/ Shlomo Nehama, /s/ Ran Fridrich	/s/
Ellomay Capital Ltd.	Hermetic Trusts (1975) Ltd.

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I the undersigned Odeya Brick-Zarsky, Adv. confirm that this Deed of Trust by Mr. Shlomo Nehama and Ran Fridrich and their signature binds Ellomay Capital Ltd. with respect to this Deed of Trust.

/s/ Odeya Brick-Zarsky
Odeya Brick-Zarsky, Adv.

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Ellomay Capital Ltd.

First Addendum

Debentures (Series A)

The issue of a series of registered debentures (series A), bearing annual interest of 4.6%, not linked (Principal and interest) that shall be repaid in 10 annual equal installments on the 31st of the month of December in each of the years 2014 to 2023 (inclusive). The interest on the debentures (series A) shall be paid once every six months on the 30th of June and on the 31st of December of each calendar year after the debentures (series A) have been issued and until their final repayment on the 31st of December 2023.

Registered Debentures (Series A)

Number ____

 Par value in NIS _________

1.
This Debenture indicates that Ellomay Capital Ltd. (the “Company”) shall pay at the payment date as defined in Appendix 2.1 –Economic Terms of the Debentures (Series A) to whoever shall be a Debenture Holder at the record date, payments of Principal and interest, all subject to the details in Appendix 2.1 –Economic Terms of the Debentures (Series A) and the Deed of Trust.

2.
This Debenture is issued as part of the series of the debentures under terms that are identical to this debenture (the “series of the debentures”), that are issued in accordance with the Deed of Trust (“Deed of Trust) of the 30th of December 2013, which was signed between the Company of the first part and Hermetic Trusts(1975) Ltd. (“Hermetic”). It is clarified that the provisions of the Deed of Trust shall constitute an integral part of the provisions of this Debenture, and they shall bind the Company and the Debenture Holders included in this series. All the Debenture Holders of this series shall of equal priority among themselves (pari–passu) without anyone having right of priority over the other.

3.	This Debenture is issued subject to the terms set forth in Appendix 2.1 –Economic Terms of the Debentures (Series A) and in the Deed of Trust, which constitute an inseparable part of the Debentures.

4.	The terms set forth in this certificate shall change without the need for issuing a new certificate at any time when the Deed of Trust and/or its versions shall be lawfully modified.

Signed with the Company’s stamp that was stamped on the date ____________

In the presence of:

Director: _____________________ Director: ____________________

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Appendix 2.1

Economic Terms of the Debentures (Series A)

1.	General

In this Debenture the terms in section 1.5 of the Deed of Trust shall have the meaning conferred upon them there, unless another intention is implied from the context of the matter.

2.	Securing the Debentures

The Debentures do not include any collateral or pledges and include an undertaking for negative pledge as set forth in section 7.4 of the Deed of Trust, and an undertaking to meet the financial covenants and restrictions regarding the distribution of dividends as set forth in appendix 6.2 of this Deed.

3.	The Date of Payment of the Principal of the Debentures

The Principal of the Debentures (Series A) shall be payable in ten (10) annual equal installments which shall be paid on the 31st of December of each of the years 2014- 2023 (inclusive) in a manner so that each of the installments shall constitute 10% of the total par value of the Debentures (Series A).

4.	The Interest

4.1.
The unpaid balance of the Principal of the Debentures (Series A) shall bear interest at a fixed annual rate of 4.6%, without linkage to any index or currency. The interest for the unpaid balance of the Principal of the Debentures (Series A) shall be paid twice a year in semi annual payments on the 30th of June and on the 31st of December of each of the years 2014 to 2023 (inclusive) for the period of six (6) months (except for the first interest period, as set forth hereafter) that began a day after the prior interest payment date and that ended on the date of payment. The first payment of interest for the Debentures (Series A) is scheduled for the 30th of June 2014, for the period that begins on the first Trading Day the next day after the day on which the Debentures (Series A) shall be offered to the public, and that ends on the first payment date of interest, when it is calculated on the basis of 365 days per year.

4.2.	Withholding tax that must be deducted shall be deducted from any payment.

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4.3.	Adjustment mechanism of the interest rate:

4.3.1.	Changes to the interest rate as a result of a decrease in the rating of the Debentures (Deries A)

The interest rate of the Debentures (Series A) shall be adjusted for a change in the rating of the Debentures (Series A) in accordance with the mechanism described hereafter:

a.
Insofar as the rating of the Debentures (Series A) by the rating company set forth in the Deed of trust or any other rating company which shall take its place (hereinafter the “Rating Company”) (in the event of switching the rating company the Company shall transfer to the Trustee a comparison between the rating scale of the replaced rating company and the rating scale of the new rating company) shall be updated during any interest period, so that the rating that shall be determined for the Debentures (Series A) shall be lower by one level or more (hereinafter the “Reduced Rating”) from the rating that was mentioned in the prospectus (or a parallel rating that shall take its place and which shall be determined by another rating company, insofar as it shall take the place of the rating company mentioned in the Deed of Trust) (hereinafter the “Base Rating”), the annual interest rate which the unpaid balance of the Debentures (Series A) shall bear shall increase by the additional interest rate, above the interest rate that shall be determined in the tender, as the Company shall publish in the Immediate Report regarding the results of the offering (the “Base Interest”) and this is for the period that shall begin from the date of publishing the new rating by the Rating Company until full payment of the unpaid balance of the Debentures (Series A) as follows: (a) in the event the rating that shall be determined shall be lower by one level from the Base Rating – the annual interest rate which the unpaid balance of the Debentures shall bear shall not change and it shall be equal the Base Interest; (b) in the event the rating that shall be determined shall be lower by two levels from the Base Rating – the annual interest rate which the unpaid balance of the Debentures shall bear shall increase by 0.5% so that it shall equal the Base Interest with an additional 0.5%; (c) in the event that the rating that shall be determined shall be lower by three levels from the Base Rating - the annual interest rate that the unpaid balance of the Debentures shall bear shall increase by an additional 0.25%, so that it will equal the Base Interest with an additional 0.75%; (d) in the event the rating that shall be determined shall be lower by four levels from the Base Rating - the annual interest rate that the unpaid balance of the Debentures shall bear shall increase by 0.25% so that it will equal the Base Rating with an additional 1%.

b.
No later than the end of one Business Day after receiving the notice of the rating company regarding lowering the rate of the debentures (series A) to a Reduced Rating as defined in sub- section (a) above, the Company shall publish an Immediate Report, in which the Company shall mention: (a) the fact that the rating was decreased, the Reduced Rating, and the date of commencement of the Reduced Rating of the Debentures (Series A) (hereinafter the “Reduced Rating Commencement Date”); (b) the accurate interest rate that the balance of the Debentures (Series A) shall bear for the period that commences and the beginning of the current interest period until the Reduced Rating Commencement Date (the interest rate shall be calculated according to 365 days per year) (hereinafter in this section: the “Original Interest” and the “Original Interest Period”, respectively); (c) the interest rate that the balance of the Debentures (Series A) shall bear beginning on the Reduced Rating Commencement Date until the next interest payment date, that is: the original interest with additional interest rate per year (the interest rate shall be calculated according to 365 days per year) (hereinafter in this section: the “Updated Interest”); (d) the weighted interest rate which the Company shall pay to the Holders of the Debentures (Series A) at the next date of payment of interest, that arises from the aforesaid in sub-sections (b) and (c) above; (e) the annual interest rate that is reflected from the weighted interest rate; (f) the annual interest rate and the semi-annual interest rate.

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c.
If the Reduced Rating Commencement Date of the Debentures (Series A) shall occur during the days beginning four days before the record date for paying any interest and ending at the next interest payment date after the record date (hereinafter in this section the “Deferral Period”) the Company shall pay the Holders of the Debentures (Series A) at the date of the next interest payment, the Original Interest (as appearing in the original terms of the paper) only, when the interest rate that stems from the additional interest in an amount equal to the additional interest rate per year during the Deferral Period shall be paid at the next interest payment date. The Company shall notify in an Immediate Report the exact interest rate to be paid at the next interest payment date.

d.
In the event the rating of the Debentures (Series A) was updated by the rating company, in a manner that shall affect the interest rate which the Debentures (Series A) shall bear as mentioned above in this section, the Company shall notify this to the Trustee in writing within one Business Day after publishing the Immediate Report as mentioned.

e.
It is clarified that in the event that after the rating is decreased in a manner that affected the interest rate which the Debentures (Series A) shall bear as mentioned in this section, the Rating Company shall update the rating of the Debentures (Series A) upwards, to a rating that equals or is higher than the Base Rating or to a rating at which the additional interest rate is lower, as set forth above (hereinafter the “Higher Rating”), then the interest rate that shall be paid by the Company to the Holders of the Debentures (Series A) shall be reduced, at the time of the relevant payment of interest, and this is for the period in which the Debentures (Series A) were rated by the Higher Rating only, so that the interest rate that the unpaid balance of the Principal of the Debentures (Series A) shall bear shall be an interest rate that was determined in the tender, as the Company shall publish in an Immediate Report regarding the results of the offering, without any addition or at a lower addition in accordance with the steps set forth in sub-section (a) above (and in any event the interest rate which the Debentures shall bear shall not be less than the interest rate determined in the tender). In such case the Company shall act in accordance with the provisions in sub-sections (b) to (d) above, mutatis mutandis that result from the Higher Rating instead of the Reduced Rating.

f.
Insofar as the Debentures (Series A) shall cease being rated for a reason dependent on the Company for a period that exceeds 60 days, before the final payment, provided that the interest rate as mentioned in sub-section (a) above was not increased, the cessation of rating shall be considered as a reduction of rating of the Debentures (Series A), to a rating lower by four levels from the Base Rating, as set forth in sub-section (a) above. Insofar as the Debentures (Series A) were not re- rated after 60 days have passed as mentioned above, the Company shall regard the date of the cessation of rating as the Reduced Rating Commencement Date with respect to the payment of interest and the provisions of sub sections (b) – (e) shall apply accordingly. For the sake of avoiding doubt it is clarified that if the Debentures shall cease to be rated, before final repayment, for a reason that is not dependent on the Company, this will not affect the interest rate as mentioned in section (a) above and the provisions of this section shall not apply.

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g.
It is hereby clarified that insofar as the Debentures are rated or they shall be rated simultaneously by more than one rating company, changing of rating (or cessation of rating) that shall be performed only by one rating company, shall not lead to any change in the interest rate which the Debentures (Series A) shall bear, and a change in the interest rate shall be only after the rating is changed (or ceases, as the case may be) by all the rating companies that shall rate the Debentures. Furthermore, insofar as the Debentures are rated or shall be rated simultaneously by more than one rating company, the rating that shall be considered for this purpose shall be whichever rating is lower of the rating companies.

h.
Adjusting the interest rate for the Debentures as set forth in this section above shall not apply in the event of a decrease of the rating of the Company below the Base Rating, that arises as a direct result of changing the rating scale of the different rating companies, as part of the adjustment of the local ratings to international ratings, if and insofar as relevant. In such case, the Base Rating shall be adjusted to the new rating which is parallel to it, as shall be determined.

i.
For the sake of avoiding doubt it is hereby clarified that a change in the rating outlook of the Debentures (Series A) (or of the Company) shall not lead to a change in the interest rate which the Debentures (Series A) shall bear.

j.
Furthermore, notwithstanding the aforesaid, lowering the rating for the Debentures (Series A) or of the Company performed in the framework of a rating update for all companies in Israel and/or for companies that operate in the energy field, as a result of changing the methodology of the Rating Company, shall not lead to a change in the interest rate that the Debentures (Series A) shall bear.

5.	The Linkage Terms of the Principal and the Interest

The interest and the Principal of the Debentures (Series A) are not linked to the index or to any currency.

6.	Deferral of Appointed Times

If the date of payment of any payment of Principal and/or interest falls on a day which is not a Trading Day, the date stipulated shall be postponed to the next Trading Day after it without any additional payment and the “Record Date” for the purpose of determining entitlement to redemption and to interest shall not change as a result.

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7.	Payments of the Principal and Interest of the Debentures

7.1.
Any payment on account of the Principal and/or interest of the Debentures (Series A) shall be paid to people whose names shall be registered as holders in the Debenture Holders (Series A) registry of the Company at the end of the 18th of June and 19th of December of each of the years 2014 to 2023 (inclusive), that falls immediately prior to the date of payment of that payment (hereinafter the “Record Date”), except for the last payment of the Principal and the interest that shall be paid to people whose names shall be registered in the registry on the date of payment and that shall be made against the delivery of the Debenture (Series A) certificates to the Company, on the date of payment, at the Company’s registered office or anywhere else where the Company shall notify. The Company’s notification as mentioned shall be published no later than five (5) Business Days before the last date of payment.

It is clarified that whoever is not registered in the Debenture (Series A) registry of the Company at any of the times mentioned in this section, shall not be entitled to the payment of interest for the interest period that began before that time.

7.2.
Payment to those entitled shall be made in checks or by bank transfer to the bank account of the people whose names shall be registered in the registry of Debenture Holders (as mentioned in section 7.1 above) and who shall be mentioned in the details given in writing to the Company on time, in accordance with the provisions of section 7.3 hereafter. If the Company shall not be able, for any reason which is not dependent on it, to pay any sum to those entitled, it shall deposit this sum with the Trustee as mentioned in section 14 of the Deed of Trust. In the event the clearing shall be made through the stock exchange clearing house – through the clearing house.

7.3.
A Debenture Holder that shall wish to notify to the Company the details of the bank account to credit with payments according to the Debentures as mentioned above, or change the payment instructions, as the case may be, can do so in a registered letter to the Company. The Company shall fulfill the instruction if it shall reach its registered office at least 30 days before the record date for paying any payment according to the Debentures.

7.4.
In the event that the notice shall be received by the Company late, the Company shall act according to it only with respect to payments scheduled after the payment date that is in proximity to the date the notice was received.

7.5.
If the Debenture Holder entitled to such payment did not deliver details to the Company regarding his bank account, any payment on account of the Principal and interest shall be made by check which shall be sent by registered mail to his last address written in the registry of Debenture Holders or by bank transfer crediting the bank account of the Debenture Holder, according to the Company’s choice. Sending a check to the one entitled by registered mail as aforementioned shall be considered for all intents and purposes as payment of the sum stipulated in it at the date of sending it by mail provided that it was paid upon lawfully presenting it for payment.

7.6.	Any obligatory payment insofar as required according to law shall be deducted from any payment for the Debentures (Series A).

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8.	Arrears Interest

For any payment on account of the Principal and/or interest, which shall be paid in arrears according to the terms of the Debentures (Series A) and this is for a reason dependent on the Company, the Company shall pay to the Debenture Holders arrears interest in an annual rate that exceeds the debenture interest for this period by 3% (calculated pro rata for the period after the date scheduled for payment until the actual date of payment). For the sake of avoiding doubt it is clarified that in the delay period the sum delayed shall bear arrears interest in lieu of the interest as mentioned above. The Company shall notify of the arrears interest rate and of the date of payment as mentioned in an Immediate Report and this two (2) Trading Days before the actual payment date.

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9.	Avoidance from Payment for a Reason that does not Depend on the Company

With respect to avoiding payment for any reason that is not dependent on the Compan,y the provisions of section 15 of the Deed of Trust shall apply and which are included in this addendum by reference.

10.	Registry of Debenture Holders

With respect to the registry of Debenture Holders, the provisions of section 28 of the Deed of Trust shall apply and that are included in this addendum by reference.

11.	Splitting Debenture Certificates and Transferring Them

11.1.
The Debentures can be transferred regarding any par value sum provided that it will be in whole New Shekels. Any transfer of Debentures shall be done according to a transfer document which is made out in the version acceptable for transferring shares, properly signed by the registered owner or his legal representatives, and by the recipient of the transfer or his legal representatives, that shall be delivered to the Company at its registered office with the Debenture certificates transferred according to it, and any other reasonable proof that shall be required by the Company for proving the right of the transferor to transfer them.

11.2.
Subject to the aforesaid, the procedural provisions included in the Company’s articles of association with respect to the manner of transferring shares shall apply, mutatis mutandis respectively, with respect to the manner of transferring Debentures and their assignment.

11.3.	If any obligatory payment shall apply to the transfer document of the Debentures, reasonable proof shall be given to the Company of their payment by the one requesting transfer.

11.4.
In the event of a transfer of only part of the sum of the Principal of the Debentures set forth in this certificate, the certificate shall be split first to a number of Debenture certificates as required from this, in a manner that the total sums of the Principal set forth in them shall be equal to the Principal sum set forth in this Debenture certificate.

11.5.	After fulfilling all of these terms the transfer shall be registered in the registry and all of the terms set forth in the Deed of Trust and in this Debenture shall apply to the transferee.

11.6.	All the costs and the fees involved in the transfer shall apply to the transfer applicant.

11.7.
Each Debenture certificate may be split to a number of Debenture certificates that their total Principal sum is equal to the Principal sum of the certificate the split of which is requested, and provided that such certificates shall not be issued unless this is by a reasonable quantity. The split shall be made against the delivery of that Debenture certificate to the Company at its registered office for the purpose of performing the split together with a split request lawfully signed by the applicant. Any costs involved in the split, including taxes and levies, if such shall exist, shall apply to the split applicant.

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12.	Replacing Debenture Certificate

In the event a Debenture certificate shall become worn out, shall be lost or shall be destroyed, the Company shall be entitled to issue a new Debenture certificate in its place, and this is under the same conditions with respect to proof, indemnification and covering the reasonable costs incurred by the Company for clarifying regarding the ownership right of the Debentures, as the Company shall see fit, provided that in the event of the certificate becoming worn out, the worn out Debenture certificates shall be returned to the Company before a new certificate is issued. Levies and other expenses involved in issuing the new certificate, insofar as existing, shall apply to the one requesting such certificate.

13.	Early Redemption

With respect to early redemption of the Debentures, the provisions of section 8 of the Deed of Trust shall apply and which are included in this addendum by reference.

14.	Purchasing the Debentures

With respect to the purchase of Debentures, the provisions of section 4 of the Deed of Trust shall apply and which are included in this addendum by reference.

15.	Waiver; Settlement and Changes in the Debenture Terms

With respect to a waiver, settlement and changes in the terms of the Debentures, the provisions of section 27 of the Deed of Trust shall apply which are included in this addendum by reference.

16.	Debenture Holders Meetings

With respect to the general meetings of the Debenture Holders they shall be convened and conducted accordingly, the provisions of section 29 of the Deed of Trust shall apply and which are included in this addendum by reference.

17.	Immediate Repayment

With respect to immediate repayment of the Debentures, the provisions of section 9 of the Deed of Trust shall apply and which are included in this addendum by reference.

18.	Notices

With respect to notices, the provisions of section 26 of the Deed of Trust shall apply and which are included in this addendum by reference.

***

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Appendix 3

The Trustee’s Duties

Routine Duties

1.
Checking according to the Company’s reports that were published in Magna (the “Public Reports of the Company”) and according to the confirmations and documents that shall be given to the Trustee by the Company according to the provisions of this Deed:

1.1.	That the payments of Principal and interest by the Company have been paid in a timely fashion.

1.2.
That the uses which the Company has made of the proceeds received for issuing the Debentures meet the targets that have been determined for this in the Deed of Trust and/or in the chapter that deals with the designation of the proceeds in the prospectus of the offering, insofar as determined.

1.3.	That the Company has met the milestones that have been determined in the Deed of Trust for its activities, insofar as determined.

1.4.	If any of the causes for declaring the debentures immediately repayable have occurred based on the Public Reports of the Company.

2.	Summoning Meetings of Debenture Holders according to the provisions of the second addendum of the Deed of Trust.

3.	Participating (including by electronic means) in meetings of the shareholders of the Company.

4.	Preparing an annual report of the trust matters as mentioned in section 20.1 of this Deed, and making it available for the Debenture Holders to review and preparing the reports required in the Law.

5.
Notice to the Debenture Holders of a material breach of this Deed by the Company in proximity to the date in which it is made aware of the breach and notice of the steps it has taken to prevent it or for the performance of the Company’s undertakings, as the case may be.

Special Duties

6.	Taking all the actions required for ensuring the Company’s undertakings towards the Debenture Holders, including examining the Company’s fulfillment of its undertakings towards the Debenture Holders.

7.
Examining from time to time and at least once per year, the validity of the Collaterals, insofar as given. It is clarified that the Trustee is entitled, if it thought that this is necessary for the examination as mentioned, to check the Company’s assets that are pledged in favor of the Debenture Holders; checking according to the Public Reports of the Company and according to the confirmation and documents that shall be given to the Trustee by the Company according to the provisions of the Deed of Trust:

7.1.	That the Company fulfills its undertakings towards the Debenture Holders.

7.2.	That the Company fulfills all of its undertakings set forth in the Deed of Trust.

7.3.	That the Company meets the financial criteria determined, if determined in the Deed of Trust.

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7.4.
If a change has occurred in the registration of charges registered according to the provisions of the Deed of Trust, insofar as were registered. If a change has occurred in the Company’s rating or rating of the Debentures, insofar as rated.

8.	To fulfill all of the duties imposed on the Trustee according to the provisions of the Deed of Trust, insofar as imposed.

9.
To implement the resolutions of the Meeting of Debenture Holders that impose a duty on the Trustee and to take all the proceedings and actions required for protecting the rights of the Debenture Holders subject to providing the Trustee the financing required for implementing them, insofar as required.

10.	To take urgent actions for preventing adverse material harm to the rights of the Debenture Holders where it is not possible to wait for a Meeting to be convened.

11.	To examine the possibility of negotiations with the Company in the event the Company intends to turn to the Debenture Holders with requests or proposals.

12.
In the event the Trustee thought that there is a reasonable fear that the Company shall prevented of the ability to meet its existing and expected undertakings when the time comes to fulfill them, to examine the circumstances that establish such fear as mentioned and to act to protect the Debenture Holders as the Trustee shall see fit; and it is entitled, inter alia-

12.1.
To examine if the circumstances mentioned are due to actions or transactions performed by the Company, including distribution as defined in the Companies Law, that were made in breach of the law; however the Trustee shall not make such examination as mentioned if an expert was appointed for the holders of certificates of undertaking, as such term is used in section 350[18] of the aforementioned law, whose duty is to conduct such examination.

12.2.	To manage, in the name of the Holders of certificates of undertaking, negotiations with the issuer for changing the terms of the certificates of undertaking.

12.3.
With respect to this issue, the convening of a meeting of Holders of certificates of undertaking by the Trustee for receiving instructions how to act, shall not be regarded as a breach of its duty, provided that the convening of such meeting does not adversely harm the rights of the Holders.

12.4.
If a Meeting of Holders of certificates of undertaking was convened as mentioned in sub-section (d1), and a resolution was lawfully adopted at the Meeting, the Trustee shall act in accordance with the resolution; if it did so, its action according to this same resolution shall be regarded as having met the provisions of this section concerning the resolution.

To pay to the Debenture Holders money from the security cushions that were deposited with the Trustee for this purpose in accordance with the provisions in appendix 7, insofar as such security cushion was deposited.

13.	Deleted.

14.	Deleted.

15.	To distribute money to the Debenture Holders in accordance with the provisions of the Deed of Trust, which the Debenture Holders are entitled to receive and which have reached the Trustee.

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16.	To supervise the process of realizing the rights of the Debenture Holders in the event a functionary has been appointed to the Company or for its assets.

17.	Performing any action required according to law including in accordance with amendments 50 and 51 of the Securities Law.

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Appendix 5.2

Conditions for Increasing the Series of Debentures

The conditions for expanding the series of Debentures (Aeries A) are as follows:

1.
The actual expansion shall not harm the rating of the outstanding Debentures of Series A that are in circulation (that is, Debentures (Series A) that are in circulation before the expansion of the series), in a way that for purposes of expanding the series of the Debentures (Series A) an advance approval of the rating company for the rating the additional Debentures (Series A) will be received, in which the additional Debentures (Series A) were taken into account, by a rating that does not fall from the original rating of the Debentures (Series A) that existed at the time of initial issuance of the series or from the rating of the Debentures (Series A) on the eve of issuance of the additional Debentures (whichever is lower) and also the approval of the rating company that issuing the additional Debentures (Series A) does not harm the rating of the existing Debentures (Series A). Such approval shall be transferred to the Trustee before the performance of the issuance and it shall be published by the Company in an Immediate Report. The Trustee shall rely on the rating company’s notice and it shall not be required to an additional examination.

2.
At the time of expanding the series of Debentures (Series A) the Company meets the financial conditions set forth in appendix 6.2 and the expanding of the series will not harm the Company’s meeting the financial conditions as mentioned above. The Company shall deliver to the Trustee a written approval signed by an officer in the Company regarding the existence of these terms.

It is clarified that the Company’s undertaking as mentioned in this paragraph shall apply only with respect to additional issues of the Debentures by way of expanding the series, and not with respect to issuing other series of outstanding debentures existing at that time by way of expanding the series or with respect to issuing other new securities, whether these are rated or not.

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Appendix 6.2

Financial Conditions and Undertakings

Financial Conditions

As long as outstanding Debentures (Series A) exist (in other words as long as they were not paid in full in any manner, including by way of self purchase and/or early redemption), the Company undertakes (for the duration of the Examination Period, as defined hereafter) as follows:

[1]	Definitions

In this appendix the following terms shall have the meaning written at their side:

“CAP Net” means – the equity of the Company according to its last consolidated and audited or reviewed financial statements (as the case may be), with the addition of the Net Financial Debt.

“Balance Equity” means – the consolidated equity according to the international finance reporting standards (IFRS), and including minority rights, capital note and shareholders loans.

“Net Financial Debt” - short term and long term debt from banks with the addition of debt towards holders of debentures that the Company issued and other interest-bearing financial obligations after deducting cash and cash equivelants and short terms investments and after deducting project finance, including hedging transactions for such finance, at the level of theCcompany’s subsidiaries.

[2]	Minimal Balance Equity

The Balance Equity of the Company, as defined above, according to the consolidated financial statements or the consolidated financial results, shall not be less than 55 Million U.S. Dollars.

[3]	The Ratio of Net Financial Debt to Net Cap

The ratio between the Net Financial Debt (as defined above) and the total equity and debt (Net CAP) (as defined above), on the basis of the financial statements or the financial results, on a consolidated basis, shall not rise above 65% (the “Ratio of Net Financial Debt to Net CAP”).

[4]	Equity to Balance Sheet

The ratio of the equity to the balance sheet (on the basis of the figures of the financial statements or the financial results, on a consolidated basis – shall not be less than 20%.

[5]	General

As long as the Debentures (Series A) have not yet been fully paid, the Company undertakes to inform the Trustee by a written notice signed by the senior Office Holder in finance  in the Company with a calculation, within 14 Business Days after publishing any financial statement or financial results of the Company, regarding it meeting the terms of sections [2] to [4] above. The Trustee shall rely on the Company’s confirmation and it shall not be required to perform another examination.

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If it turns out that according to the financial statements or the financial results for examination, the Company did not meet any of its undertakings mentioned in sub-sections [2] – [4] above, and its failure to fulfill its undertakings as mentioned continued during the Examination Period (as defined hereafter), then the provisions of section 9.2.12 of the Deed of Trust (that includes a cure period of the additional following quarter) shall apply. It is clarified that for the purposes of section 9 of the Deed of Trust, the date of the relevant breach shall be considered the date of publishing the relevant financial statements for the end of the Examination Period.

In this deed, the “Examination Period” means two consecutive quarters, based on the relevant financial results for the end of each of these quarters.

The Company meeting any of the financial ratios set forth in this Deed, shall be calculated according to the accounting standard that applies to the Company in its form as shall be from time to time. The Company shall publish in the framework of publishing its annual financial statements or financial results, as the case may be, the figures on which it based the calculation of the Ratio of Net Financial Debt to Net CAP.

Undertakings

As long as outstanding Debentures (Series A) shall exist (in other words as long as they were not fully paid, including by way of a self purchase and/or early redemption), the Company undertakes as follows:

[1]	Rating

The Company undertakes to act so that insofar as this is under its control, the Debentures (Series A) shall be followed by at least one rating company, as long as outstanding debentures exist of the same series (and without derogating from the generality of the aforesaid, in this framework, inter alia, the Company undertakes to pay all of the payments and to deliver the required reports required to the rating company, in accordance with the provisions of the agreement with it). In this respect it is clarified that transferring the Debentures to a “watch list” or any other similar action which is performed by the rating company shall not be considered as the cessation of the rating.

Without derogating from the Company’s undertakings as mentioned above, in the event that the company shall replace the rating company of the debentures (series A) at its own initiative by another (single) rating company, the company shall publish an Immediate Report that sets forth the reasons for replacing the rating company, and this is within one Trading Day after the event. It is clarified that the aforesaid does not derogate from the Company’s right to replace the rating company at any time, according to its sole discretion and as it shall see fit. If the Debentures of the relevant series shall stop being rated (in other words – they shall not be rated by any rating company) the Company shall immediately transfer to the Trustee a written notice regarding the reasons for stopping the rating and no later than one Business Day after the rating has stopped.

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[2]	Distributing Dividends

The Company shall be entitled to perform a distribution (as this term is defined in the Companies Law) including the distribution of dividends, to its shareholders at any time, provided that in any event of such distribution: (a) the equity of the Company according to its consolidated statements, after such distribution, shall not be less than 75 Million U.S. Dollars, (b) the Company meets the financial criteria set forth above before performing the distribution and the distribution shall not harm the Company’s compliance with the financial criteria, (c) the Company shall not distribute more than 75% of the profit appropriate for distribution and (d) the Company shall not distribute a dividend on the basis of revaluation profits (for the sake of avoiding doubt, negative goodwill shall not be considered as revaluation profit).

After a decision is made regarding the distribution as mentioned, the Company shall transfer to the Trustee confirmation signed by a senior Office Holder in the financial field in the Company, regarding the Company meeting the limitations in this paragraph. The Trustee shall rely on the Company’s confirmation and shall not be required to perform an additional examination on its behalf. Beyond the aforesaid in this section, the Company has no restrictions with respect with performing distributions and distributions shall be made (insofar as made) in accordance with the Company’s sole discretion and for any reason that it shall see fit.

Except as set forth in this section, the Company declares that as of the date of signing this Deed of Trust, it is not aware of any restrictions that could affect its ability to perform a distribution in the future, except for legal general restrictions that apply to performing distributions in the Companies Law and except for restrictions that apply to the Company by virtue of the loan agreement of the Company with Israel Discount Bank Ltd. that stipulate that the Company may not perform a distribution if it is in breach of the loan agreement or if performance of the distribution shall cause the Company to breach the financial ratios set forth in the loan agreement.

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Appendix 21

The Trustee’s Remuneration and Covering his Expenses

1.	The Company shall pay remuneration to the Trustee for its services in accordance with the Deed of Trust, as set forth hereafter:

1.1.	Annual payment for the first trust year in the sum of 25,000 NIS.

1.2.	Annual payment for each trust year in the sum of 20,000 NIS.

The sums according to sections 1.1 and/or 1.2 shall be referred to as the “Annual Remuneration”.

The Annual Remuneration shall be paid to the Trustee at the beginning of each trust year. The Annual Remuneration shall be paid to the Trustee for the period until the end of the trust period according to the terms of the Deed of Trust, even if a receiver and/or receiver manager was appointed for the Company and/or if the trust according to the Deed of Trust shall be managed under the supervision of the court.

2.
In the event that we shall participate in the discussions with the Securities Authority we shall be paid remuneration (at the tariff stipulated in section 5 hereafter), in accordance with the hours of the discussions in which we shall take part, including a refund of travel costs. This payment is not conditioned upon the issue of the Debentures or signing the Deed of Trust.

3.
In the event the term of the Trustee has expired as mentioned in the Deed of Trust, the Trustee shall not be entitled to the payment of its remuneration starting from the date that its term has expired. If the Trustee’s term has expired during the trust year the remuneration paid to it for the months that it did not serve as Trustee of the Company shall be returned. The provisions in this section shall not apply regarding the first trust year.

4.
The Trustee is entitled to a refund for the reasonable expenses that it shall expend in the framework of fulfilling its duties, and/or by virtue of the powers granted to it according to the Deed of Trust, including for publications in the press, provided that for the costs of expert opinion as set forth in the Deed of Trust, the Trustee shall give an advance notice of his intention to receive an expert opinion.

5.
The Trustee is entitled to additional payment, for actions, including those which it must perform in order to fulfill its lawful obligations by virtue of the Securities Law, (including amendments 50 and 51 of the Securities Law), and the regulations that shall be promulgated following these amendments and also those arising from a breach of this Deed of Trust by the Company and/or for an action of declaring Debentures immediately repayable and/or for special actions which shall be required to be performed, if required, for fulfilling its duties according to the Deed of Trust, all in addition and without harming the payments due to it as mentioned in this appendix.

6.
The Trustee shall be entitled to additional payment as mentioned, in the sum of 600 NIS for each working hour that it shall require to perform as mentioned above, linked to the known index, at the date of publishing the prospectus, but in any event no less than the sum set forth above. For each annual meeting of shareholders or Debenture Holders (and this is in addition to the payment according to section 5 above) in which the Trustee shall take part, an additional remuneration in the sum of 600 NIS per meeting, linked to the index known at the date of publishing the prospectus shall be paid, but in any case no less than the sum set forth above. The sum mentioned shall be paid immediately upon the issuing of the Trustee’s demand.

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7.
This agreement is based on the consent that the debentures are without collaterals and without financial criteria which the Trustee must examine. However in the event that the Debenture Holders (series A) shall be granted any collaterals or in the event that they shall be determined with financial criteria or any other undertaking that the Trustee must examine, then the Trustee’s remuneration shall be agreed in accordance with the scope of work that shall be required to dedicate to the trust.

8.
VAT if applicable, shall be added to the payments due to the Trustee, according to the provisions of this appendix and it shall be paid by the Company. The sums above do not include a refund of expenses and lawful Vat and they shall be linked to the base index of each series however in each case a lower sum than the sum set forth in this proposal shall not be paid. The payment terms are 30 days net after the end of the calendar month of the invoice.

9.
The Debenture Holders shall participate in financing the Trustee’s remuneration and refund of expense in accordance with the provisions of the indemnification clause in section 25 of the Deed of Trust.

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Second Addendum

Summoning a Meeting

1.
The Trustee shall summon a Debenture Holders Meeting (“Annual Meeting”) each year and no later fourteen (14) days after the annual report (as mentioned in section 20 of the Deed of Trust) was submitted, which shall be convened no later than sixty (60) days after the report was submitted. The agenda of the Annual Meeting shall include the appointment of the Trustee for the period that shall be determined (unless the prior Meeting determined a longer appointment time).

1.1.
The Trustee shall convene a Meeting of the Debenture Holders if it saw a need for this, or according to a written request of Debenture Holders that hold, alone or together, at least five percent (5%) of the balance of the par value of the outstanding Debentures.

1.2.
In the event those requesting to summon a Meeting are Debenture Holders, the Trustee shall be entitled to demand indemnification from them, including in advance, for the reasonable costs involved in this.

1.3.
The Trustee shall summon a Debenture Holders Meeting within 21 days after a demand to summon it was submitted to the Trustee, to a date that shall be determined in the summons, provided that the convening date shall not be earlier than seven days and not later than 21 days from the summons date; however, the Trustee is entitled to bring the meeting forward, to at least one day after the summons date, if it thought that this was required in order to protect the Debenture Holders rights and subject to the provisions of section 1.19 hereafter; if it did so, the Trustee shall explain the reasons for bringing the convening date forward in the report regarding the summoning of the Meeting.

1.4.	The Trustee may change the scheduled meeting time.

1.5.
In the event the Trustee convened a Meeting of the Debenture Holders not according to the request of the Debenture Holders the Trustee is entitled to determine that the Meeting shall take place by electronic means.

1.6.
If the Trustee did not summon the Debenture Holders Meeting, according to the demand of the Debenture Holder, within such time as mentioned in section 1.4 above, the Debenture Holder may convene the Meeting, provided that the scheduled Meeting shall be within 14 days, after the end of the period for summoning the Meeting by the Trustee and the Trustee shall bear the expenses that the Debenture Holder expended with respect to convening the meeting.

1.7.	If the Debenture Holders Meeting was not convened as mentioned in section 1.1 or 1.2 above, the court may at the request of the Debenture Holder, order that it be convened.

1.8.	If the court ordered as mentioned, the Trustee shall bear reasonable costs that the applicant expended in a court proceeding, as shall be determined by the court.

1.9.
Where there is no practical possibility to convene a Debenture Holders Meeting or to conduct it in the manner determined for this in the Deed of Trust or in the Law, the court may, at the  request of the Company, of a Debenture Holder that is entitled to vote in the Meeting or the Trustee, to order that a Meeting be convened and conducted in the manner as the court shall determine, and it may give supplementary instructions for this insofar as it shall see fit.

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Flaws in Convening the Meeting

1.10.
The court may, at the request of a Debenture Holder, order the cancellation of a resolution that was adopted in a Debenture Holders Meeting that was convened or conducted without fulfilling the requirements in the Law or according to this Deed.

1.11.
If the flaw in convening the Meeting concerns a notice regarding the place of convening the Meeting or its scheduled time, a Debenture Holder that attended the Meeting despite the flaw, shall not be entitled to demand the cancellation of the resolution.

Notice of Convening a Meeting

1.12.
A notice of a Meeting of the Debenture Holders shall be published according to the provisions of chapter G1 of the Law (“Electronic Reporting”) and it shall be delivered to the Company by the Trustee before the reporting and in accordance with the provisions in the regulations.

1.13.	The summons notice shall include the agenda, the proposed resolutions and arrangements regarding a written vote according to the provisions of section 1.28 hereafter.

Agenda in the Meeting

1.14.
The Trustee shall determine the agenda in the Debenture Holders Meeting and it shall include issues for which the Debenture Holders Meeting is required according to sections 1.1 and/or 1/2 above, and the issue for which it was requested as mentioned in section 1.2 of the Debenture Holder’s request.

1.15.
A Debenture Holder, one or more, that has five percent (5%) at least of the balance of the par value of the series of Debentures may request the Trustee to include an issue on the agenda of the Debenture Holders Meeting that shall be convened in the future, provided that the issue is suitable to be discussed in the Meeting as mentioned.

1.16.	In the Debenture Holders Meeting resolutions shall be adopted in issues as set forth in the agenda only.

Place of Convening the Meeting

1.17.
The Debenture Holders Meeting shall take place in Israel at the Company’s offices or another place which the Trustee shall notify of. The Trustee may change the address of the Meeting. The Company shall bear the costs of convening the Meeting at an address which is not its office.

The Record Date for Ownership of the Debentures

1.18.
Debenture Holders that are entitled to participate and to vote in the Debenture Holders’ Meetings are Holders of Debentures at the time that shall be determined in the decision to summons a Debenture Holders Meeting, provided that this date shall not exceed three days before the date of convening the Debenture Holders Meeting and it shall not be less than one day before the convening date.

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The Chairman of the Meeting

1.19.	In each Debenture Holders Meeting the Trustee or whoever it appointed shall serve as chairman of that Meeting.

1.20.
The Trustee shall prepare a protocol of the Meeting of the Debenture Holders and shall keep it at its registered office for a period of seven (7) years after the Meeting date. The protocol of the Meeting may be by way of recording. A protocol, insofar as made in writing, shall be signed by the chairman of the Meeting or by a chairman of the Meeting that was held after it. Each protocol that was signed by the chairman of the Meeting constitutes prima facie evidence to whatever is stated in it. The protocol registry shall be kept at the Trustee as mentioned, and it shall be open for the review of the Debenture Holders during work hours and with advance coordination and a copy of it shall be sent to any Debenture Holder that shall request this.

1.21.
The declaration of the chairman of the Meeting that a resolution in the Debenture Holders Meeting was adopted or rejected, whether unanimously or by a certain majority, shall be prima facie evidence to whatever is stated in it.

Legal Quorum; Postponed or Adjourned Meeting

1.22.
A Meeting of the Debenture Holders shall be opened by the chairman of the Meeting after he has determined that the legal quorum required for any of the issues on the agenda of the Meeting exists, as follows:

1.22.1.
The legal quorum required for opening a Meeting of the Debenture Holders shall be the presence of at least two Debenture Holders, who are present themselves or by their attorneys, that hold at least twenty five percent (25%) of the outstanding voting rights in circulation, within a half hour of the time that was scheduled for opening the Meeting, unless stipulated otherwise in the Law.

1.22.2.
If a legal quorum was not present in the Debenture Holders Meeting at the end of a half hour after the time scheduled for the beginning of the Meeting, the meeting shall be postponed to another time which shall not be earlier than two Business Days after the record date that was determined for convening the original meeting or one Business Day, if the Trustee was of the opinion that this is required for protecting the rights of the Debenture Holders; if the Meeting was postponed, the Trustee shall explain the reasons for this in the Meeting summons report.

1.22.3.
If a legal quorum was not present in the postponed Debenture Holders Meeting as mentioned in section 1.22.2 above, a half an hour after the time that was scheduled for it, the Meeting shall be convened with any number of participants, unless stipulated otherwise in the Law.

1.22.4.
Notwithstanding the provisions in section 1.22.3 above, in the event a Debenture Holders Meeting was summoned according to the demand of Debenture Holders that hold five percent (5%) at least of the balance of the par value of the outstanding Debentures, the postponed Meeting shall be convened only if holders of certificates of undertaking were present in it at least in the number required for summoning a Meeting as mentioned (in other words: five percent (5%) at least of the balance of the par value of the outstanding Debentures).

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1.23.
According to the decision of the Trustee or resolution by ordinary majority of those voting in a Meeting in which a legal quorum was present, the continuation of the Meeting adjourned(the “Original Meeting”) from time to time, the discussion or adopting a resolution in an issue that was set forth in the agenda, to another time and to a place that shall be determined as the Trustee or the aforementioned Meeting shall decide (the “Continued Meeting”). In the Continued Meeting and in the postponed meeting only matters that were on the agenda and in respect to which no resolution was adopted shall be discussed.

If a Debenture Holders Meeting was postponed without changing its agenda, summons shall be given regarding the new time for the Continued Meeting, as early as possible, and no later than 12 hours before the Continued Meeting; the summons as mentioned shall be given according to section 1.12 above.

Participations and Voting

1.24.	The Trustee, in accordance with its discretion, shall be entitled to split the Meeting into meetings of types and to determine who shall be entitled to participate in each type of meeting.

1.25.	A Debenture Holder is entitled to vote in Debenture Holders Meetings by himself or by proxy.

1.26.
Any resolution that shall be proposed in the Debenture Holders Meeting during the meeting shall be decided by way of a show of hands, unless a confidential vote is required by ballot box by the chairman, and in this situation the vote shall be made by a count of votes.

1.27.
The chairman of the Meeting may determine that the votes shall be during the Meeting or by voting ballots that shall be delivered after the end of the Meeting – at a time that shall be determined by it. in the event that it was determined that the vote shall be by way of a voting ballot the chairman of the Meeting shall notify the Debenture Holders by a notice in accordance with the provisions of section 28 of the Deed of Trust that shall include the details required including by way of reference. The Trustee is entitled to extend or to shorten the voting times by voting ballot and it shall give a notice to the Debenture Holders of this in accordance with the provisions of section 28 of this Deed of Trust.

1.28.
A Debenture Holder is entitled to vote in the Meeting, by a show of hands, a voting ballot as mentioned in section 1.28 above or by voting deed that shall be sent by the Trustee to all of the Debenture Holders; a Debenture Holder may note the manner of his vote in the voting deed and send it to the Trustee.

A voting deed in which the Debenture Holder noted the manner of his vote, and which reached the Trustee by the last date determined for this, shall be considered as presence in the Meeting with respect to the existence of a legal quorum as mentioned in section 1.21 above.

The voting deed that was received by the Trustee regarding a certain matter in respect to which a vote was not held in the Debenture Holders Meeting, shall be considered as having abstained in the vote in that Meeting regarding a resolution to convene a deferred Debenture Holders Meeting according to the provision of section 1.23 above, and it shall be counted in the deferred Meeting that shall be convened according to the provisions of sections 1.22 or 1.22.3 above.

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1.29.	Each 1 NIS par value of the Debentures that are represented by vote shall confer one vote in the voting.

1.30.
A Debenture Holder may vote for part of the Debentures held by him including voting for some of them in favor for the proposed resolution and for another part of them against the resolution, all as he shall see fit.

1.31.
The holdings of a Debenture Holder that has a Control Relationship shall not be taken into account for determining the legal quorum in the Debenture Holders Meetings, and his votes shall not be taken into account in the vote of the Meeting as mentioned.

Resolutions

1.32.	Resolutions in the Debenture Holders Meetings shall be adopted by a vote of an ordinary majority, unless another majority was determined in the Law or in the Deed of Trust.

1.33.	The votes of those who have abstained in the vote shall not be counted in the number of votes participating in the vote.

1.34.	A proposed resolution regarding an issue that was not determined in respect to it that it shall be decided by a certain majority as following hereafter, shall be decided in an ordinary resolution.

1.35.
The issues hereafter shall be decided in a Debenture Holders Meeting by a majority which is not ordinary and/or by a legal quorum that is different than the one set forth in section 1.22, and these are the issues:

1.35.1.	Change, including an addendum and/or amendment in the provisions of the Deed of Trust as mentioned in section 29 of the Deed of Trust.

1.35.2.
Any amendment, change or arrangement of the rights of the Debenture Holders, whether these rights originate in the Deed of Trust or another source, including any settlement or waiver with respect to these rights except for a change that arises due to the action by virtue of section 14 of this Deed of Trust.

1.35.3.
Any other issue in respect to which it was determined in the Deed of Trust that it is subject to a resolution by a majority that is not an ordinary majority and/or legal quorum that is not a legal quorum as set forth in section 1.22 above.

1.35.4.	Any proposed resolution which the Trustee determined in respect to it that it shall be adopted by a majority which is not an ordinary majority.

1.35.5.
A resolution regarding the replacement of a Trustee as set forth in section 3.4 of the Deed of Trust, shall be adopted by a majority of fifty percent (50%) at least of the unpaid balance of the outstanding Debentures.

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Voting and Actions by Proxy/Attorney

1.36.
An appointment instrument appointing a proxy shall be in writing and it shall be signed by the appointer or by his attorney that has authorization to do so lawfully in writing. If the appointer is a corporation, the appointment instrument shall be made in writing and will be signed by a stamp of the corporation, with a signature of the authorized signatories of the corporation

1.37.	An appointment instrument of the proxy shall be made in any form which shall be acceptable to the Trustee.

1.38.	A proxy does not need to be a Debenture Holder himself.

1.39.
An appointment instrument and power of attorney and any other certificate according to which an appointment instrument was signed or a certified copy of such power of attorney, shall be given to the Trustee by the time of convening the Meeting unless it was otherwise stipulated in the notice summoning the Meeting.

1.40.
The Trustee shall participate in the Meeting via its employees, Office Holders s in it, holders of positions in it or another person that shall be appointed by it, however it shall not have a voting right.

1.41.
The Company and any other person except for the Trustee shall be prevented from participating in the Debenture Holders Meeting or in any part of it, according to the decision of the Trustee or according to an ordinary resolution of the Debenture Holders.

Turning to the Debenture Holders

1.42.
The Trustee, and the Debenture Holder, one or more, that has five percent (5%) at least of the balance of the par value of the outstanding Debentures, are entitled to adress the Debenture Holders in writing, via the Trustee, in order to convince them regarding the manner of their vote in any of the issues being raised for discussion in that Meeting (the “Position Notice”).

Examining a Conflict of Interests

1.43.
If a Meeting of the Debenture Holders was convened, the Trustee shall examine the existence of a conflict of interests of the Debenture Holders, whether an interest arising from their holding the Debentures and another interest of theirs, as the Trustee shall determine (in this section – “another interest”), in accordance with the provisions set forth in appendix 1.43 attached to this Deed; the Trustee shall require a Debenture Holder participating in the Meeting to notify it before the vote, regarding another interest of his and if he has a conflict of interests as mentioned.

1.44.
In the count of the votes in the vote that took place in the Debenture Holders Meeting, the Trustee shall not take into account the votes of the Debenture Holders that did not meet its requirements as mentioned in section 1.43 above or of the Debenture Holders in respect to which it found that a conflict of interests exists as mentioned in section 1.43 above (in this section – “Debenture Holders that have a Conflict of Interests”).

1.45.
Notwithstanding the provisions in section 1.44 above, if the total sum of holdings participating in the vote are not Debenture Holders that have a Conflict of Interests, became less than five percent (5%) of the balance of the par value of the Debentures of that same series, the Trustee shall take into account in counting the votes in the voting also the votes of the Debenture Holders that have a Conflict of Interest.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Convening a Meeting of Debenture Holders for Consulting

1.46.
The provisions of sections 1.2, 1.5, 1.7, 1.14, 1.15 and 1.16 above cannot derogate from the Trustee’s authority to convene a Debenture Holders Meeting, if it saw it necessary to consult with them; in the summons to the Meeting as mentioned the issues on its agenda shall not be detailed, and the date of the Meeting shall be one day at least after the summons date.

In such meeting a vote shall not take place, no resolutions shall be adopted in it and the provisions of sections 35[12]1, 35[12]2, 35[12]3, 35[12]5, 35[12]6, 35[12]7(b), 35[12]12, 35[12]13, 35[12]14, 35[12]20(b), 35[12]21 and 35[12]24 shall not apply to it.

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Appendix 1.43

The Manner of Determining a Conflict of Interests

1.
Subject to the provisions of section 1.43-1.45 of the second addendum of the Deed of Trust, in the framework of voting in any Meeting of the Debenture Holders, the Trustee shall examine the votes of the ‘pure holders’ only so that the majority required for adopting a resolution shall be counted only out of the votes of the ‘pure holders.’ When counting the votes of the ‘pure holders’ only the votes of the Debenture Holders that have no foreign interests shall be counted, in other words- those in respect to which there is no reasonable concern that the vote of those Debenture Holders shall be affected from their holdings of other securities of the Company or of a party associated with the resolution, without referring to the nature of that impact or due to another impact that shall be mentioned by that Debenture Holder.

2.
For classifying the “pure holders” it was stipulated that a Debenture Holder in respect to which at least one of the following conditions has been fulfilled, shall be considered as a “Debenture Holder that has a Conflict of Interests,” whose vote shall not be counted in the framework of the votes of the “pure holders” in other words: they shall not be taken into account in the count of those votes participating in the voting. And these are the conditions:

2.1.	A Person that has a Control Relationship with the Company (as defined in the Deed of Trust).

2.2.	A Debenture Holder who served as an Office Holder in the Company in proximity to the event which is the basis of the resolution in the Meeting;

2.3.
Any Debenture Holder with respect to which the “fair value” (as defined hereafter) or “presumption of value” (as defined hereafter), as the case may be, that was determined for his holdings of the other securities (such as: shares, debentures, options etc.) of any relevant corporation (the Company or another) (the “Examined Securities”) is larger than the “fair value” or “presumption of value”, as the case may be that was determined for his holdings in the Debentures (pertaining to the meeting) when they are multiplied by 70%;

“Fair Value” shall be calculated as follows: the quantity of holdings of a certain Debenture Holder of a tradable security (including in the TACT-Institutional) multiplied by a weighted average of the closing price of the security in the last 30 days prior to the date of publishing the Meeting summons.

“Presumption of Value” means: the quantity of the Debenture Holder’s holdings of a certain non-tradable security, multiplied by a sum that the Trustee shall determine in a reasonable manner for the security.

3.
A separate meeting of Debenture Holders who shall fall under the definition of the term -Debenture Holder that has a “Conflict of Interests” shall not be convened, and in order to adopt a binding resolution it is not required to adopt a resolution also in a meeting of the Debenture Holders that have a “Conflict of Interests”.

4.
The criteria in this appendix is implemented for the purpose of identifying the ‘pure holders’ and it reflects an appropriate balance between the wish to prevent resolutions from being adopted on the basis of a vote affected – at least potentially – by a conflict of interests, and between the need to avoid a situation in which deciding the resolution remains with the minority of the Debenture Holders. However, it is possible that even this classification will lead at the end of the day to giving too much weight to Debenture Holders of a small percentage of the Debentures, whose vote does not necessarily reflect the position of the majority of the Debenture Holders. In such a case, the Trustee reserves the right to turn to the competent court to receive instructions regarding the proper manner to count the votes of the voters in the circumstances of the matter.

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